Exhibit 4.1

Conformed as of August 8, 2017

INDENTURE

Dated as of February 24, 2017

CONN’S RECEIVABLES WAREHOUSE, LLC

Class A Notes

among

CONN’S RECEIVABLES WAREHOUSE, LLC,

as Issuer,

CONN APPLIANCES, INC.,

as Servicer

CONN’S RECEIVABLES WAREHOUSE TRUST,

as Receivables Trust

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Indenture Trustee

and

CREDIT SUISSE AG, NEW YORK BRANCH,

as the Administrative Agent

(continued)

(continued)

(continued)

EXHIBITS & SCHEDULES

Exhibit A	Form of Notes

Exhibit B	[Reserved]

Exhibit C	[Reserved]

Exhibit D	Rule 15Ga-1 Information

Schedule I	Perfection Representations, Warranties and Covenants

This INDENTURE, dated as of February 24, 2017 (herein, as amended, modified or supplemented from time to time as permitted hereby, called this “Indenture”), among CONN’S RECEIVABLES WAREHOUSE, LLC, a limited liability company created under the laws of the State of Delaware (the “Issuer”), CONN APPLIANCES, INC., a Texas corporation, as servicer, (in such capacity, the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), solely with respect to Section 5.07, CREDIT SUISSE AG, NEW YORK BRANCH, as administrative agent (the “Administrative Agent”), and, solely with respect to the Granting Clauses below, CONN’S RECEIVABLES WAREHOUSE TRUST, a Delaware statutory trust, as receivables trust (the “Receivables Trust”).

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of asset backed notes (the “Notes”) as provided in this Indenture.

The Issuer, through this Indenture, has provided security for such obligations to the extent and as provided herein. All covenants and agreements made by the Issuer herein are for the benefit and security of the Indenture Trustee and the Noteholders.

The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. All things necessary have been done to make the Notes, when executed from time to time hereafter, by the Issuer and when authenticated and delivered from time to time hereafter, by the Indenture Trustee hereunder, and when duly issued from time to time hereafter, by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with their and its terms.

The Issuer is the holder of 100% of the beneficial interests in the Receivables Trust, which ownership is evidenced by the Receivables Trust Certificate.

The Depositor has entered into the Second Receivables Purchase Agreement pursuant to which the Depositor will convey to the Receivables Trust all of its right, title and interest in, to and under the Receivables.

The Servicer has agreed to service the Receivables and make collections thereon.

GRANTING CLAUSES

To secure the Issuer Obligations, the Issuer hereby Grants to the Indenture Trustee on the Note Initial Increase Date, for the benefit of the Indenture Trustee, the Administrative Agent, the Noteholders and any other Person to which any Issuer Obligations are payable (collectively, the “Secured Parties”), all of the Issuer’s right, title and interest, whether now owned or existing or hereafter arising or acquired, in, to and under the following:

(i)	the Receivables Trust Certificate;

(ii)	all Collections received in respect of the Receivables and distributions in respect of the Receivables Trust Certificate after the Cut-Off Date;

(iii)	all Related Security;

(iv)	the Note Accounts and all Eligible Investments and all money, investment property, instruments and other property from time to time on deposit in or credited to the Note Accounts, together with all earnings, dividends, distributions, income, issues and profits relating thereto;

(v)	all certificates and instruments, if any, representing or evidencing any or all of the Note Accounts or the funds on deposit therein from time to time;

(vi)	all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Transaction Documents (whether arising pursuant to the terms of any such Transaction Document or otherwise available to the Issuer at law or in equity), including, without limitation, the rights of the Issuer to enforce any Transaction Document, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any Transaction Document to the same extent as the Issuer could but for the assignment and security interest granted hereunder;

(vii)	all rights, remedies, powers, privileges and claims of the Issuer under or with respect to any Interest Rate Hedge Agreement (whether arising pursuant to the terms of such Interest Rate Hedge Agreement or otherwise available to the Issuer at law or in equity), including, without limitation, the rights of the Issuer to enforce such Interest Rate Hedge Agreement, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Interest Rate Hedge Agreement to the same extent as the Issuer could but for the assignment and security interest granted hereunder;

(viii)	all proceeds of any credit insurance policies or collateral protection insurance policies relating to any Receivables, to the extent of the Seller’s interest therein;

(ix)	all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and supporting obligations, consisting of, arising from, purporting to secure, or relating to, any of the foregoing; and

(x)

all present and future claims, demands, causes and choses in action and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of all of the foregoing and the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, investment property, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing proceeds of the foregoing (collectively, the “Trust Estate”).

The Receivables Trust hereby grants to the Indenture Trustee on the Note Initial Increase Date, for the benefit of the Indenture Trustee, the Noteholders, and any other Secured Party, to secure the Issuer Obligations, a continuing Lien on all of the Receivables Trust’s right, title and interest in, to and under the Receivables Trust Estate, whether now owned or existing or hereafter arising or acquired.

The foregoing Grants are made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Issuer Obligations, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, for the benefit of the Secured Parties, hereby acknowledges such Grants, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and the Lien on the Trust Estate conveyed by the Issuer pursuant to the Grant and the Lien on the Receivables Trust Estate conveyed by the Receivables Trust pursuant to the Grant, declares that it shall maintain such right, title and interest, upon the trust set forth, for the benefit of all Secured Parties, and agrees to perform its duties required in this Indenture in accordance with the provisions of this Indenture.

ARTICLE I

Definitions

SECTION 1.01 Defined Terms.

Capitalized terms in this Indenture that are not otherwise defined herein shall have the respective meanings assigned to them in Schedule II (the “Definitions Schedule”) to the Servicing Agreement dated as of the Closing Date among Conn Appliances, Inc., as Servicer, the Receivables Trust, the Indenture Trustee and the Issuer.

SECTION 1.02 Rules of Construction.

(a) All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; and Section, subsection, Schedule and Exhibit references contained in this Indenture are references to Sections, subsections, Schedules and Exhibits in or to this Indenture unless otherwise specified.

(d) In this Indenture, unless the context otherwise requires:

(i) “or” is not exclusive;

(ii) the singular includes the plural and vice versa;

(iii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(iv) reference to any gender includes the other gender;

(v) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(vi) unless otherwise specified in this Indenture, reference to any agreement, document or instrument shall be to such agreement, document or instrument as amended, restated, supplemented or otherwise modified from time to time;

(vii) “including” (and with correlative meaning “include”) means “including without limitation”; and

(viii) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”.

ARTICLE II

The Notes

SECTION 2.01 Form Generally.

The Administrative Agent shall be deemed to be the “Holder” for purposes of this Indenture, unless and until the Note Initial Increase Date. The Notes shall be designated as the “Conn’s Receivables Warehouse, LLC Class A Notes.” The Notes shall be in substantially the form attached as Exhibit A hereto. Except as otherwise expressly provided herein, the Notes will be issued in fully registered form only and shall be numbered serially for identification. The terms of the Notes set forth in Exhibit A to this Indenture are part of the terms of this Indenture. The Notes shall be typewritten, word processed, printed, lithographed, engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.02 Denominations.

The Notes shall be issued in fully registered form in minimum amounts of $100,000 and in integral multiples of $1,000 in excess thereof.

SECTION 2.03 Execution, Authentication and Delivery.

Each Note shall be executed by manual or facsimile signature on behalf of the Issuer by an Authorized Officer of the Issuer.

Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding the fact that such individual ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of issuance of such Notes.

On the Note Initial Increase Date, the Issuer shall execute and the Indenture Trustee, upon Issuer Order, shall authenticate and deliver Notes for original issue in an aggregate principal amount of up to the Note Maximum Balance. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication and delivery, and the Indenture Trustee, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Indenture Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.04 Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar.

(a) The Indenture Trustee shall act as, or shall appoint, a note registrar (in such capacity, the “Note Registrar”) that shall provide for the registration of Notes, and transfers and exchanges of Notes as herein provided. The Note Registrar shall initially be the Indenture Trustee and any co-note registrar chosen by the Indenture Trustee and acceptable to the Issuer. The Note Registrar shall keep a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the registration of Notes and the registration of transfers of Notes shall be provided. The Note Registrar shall act solely for the purpose of maintaining the Note Register as an agent of the Issuer. Any transfer of an interest in a Note shall be reflected in the Note Register and entries in the Note Register shall be presumed correct. The Issuer hereby has the right to examine the Note Register at any time upon reasonable notice to the Note Registrar. Any reference in this Indenture to the Note Registrar shall include any co-note registrar unless the context requires otherwise. The Indenture Trustee may revoke such appointment and remove any Note Registrar if the Indenture Trustee determines in its sole discretion that such Note Registrar failed to perform its obligations under this Indenture in any material respect. Any Note Registrar shall be permitted to resign as Note Registrar upon thirty

(30) days written notice to the Issuer and the Indenture Trustee; provided, however, that such resignation shall not be effective and such Note Registrar shall continue to perform its duties as Note Registrar until the Indenture Trustee has appointed a successor Note Registrar (which may be the Indenture Trustee) reasonably acceptable to the Issuer; provided, further, that if the Indenture Trustee resigns and the Indenture Trustee is the Note Registrar at the time of such resignation, then, at the effective time of the Indenture Trustee’s resignation, the Note Registrar shall be deemed resigned and shall thereafter have no further obligations with respect to this Indenture.

(b) No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. None of the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Noteholder desiring to effect a transfer of Notes or interests therein shall, and does hereby agree to, indemnify the Issuer, the Indenture Trustee and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Any attempted transfer, sale, pledge or other disposition of any Note or interest therein in contravention of this Section 2.04 will be void ab initio and the purported transferor will continue to be treated as the owner of the Notes for all purposes.

(c) The Notes have not been registered under the Securities Act or any state securities law. The Notes will be issued only in the form of one or more fully-registered Definitive Notes without interest coupons. The Issuer represents that the Notes are of the type of debt instruments where payments under such debt instruments may be accelerated by reason of prepayments of other obligations securing such debt instruments.

Each purchaser of a Note will be required to certify, and by acceptance of a Note shall be deemed to have certified, to the Indenture Trustee and Note Registrar that:

(i) the purchaser is a QIB or (in the case of the initial purchaser of Notes) an Institutional Accredited Investor and is acquiring such Notes for its own account or as a fiduciary or agent for others (which others are also QIBs or Institutional Accredited Investors) for investment purposes and not for distribution in violation of the Securities Act, and it is able to bear the economic risk of an investment in the Notes and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of purchasing the Notes;

(ii) the purchaser understands that the Notes are being offered only in a transaction that does not require registration of the Notes under the Securities Act and, if such purchaser decides to resell, pledge or otherwise transfer such Notes, then it agrees that it will resell, pledge or transfer such Notes only to a person who the seller reasonably believes is a QIB acquiring the Notes for its own account or as a fiduciary or agent for others (which others must also be QIBs) to whom notice is given that the resale or other transfer is being made in reliance on Rule 144A or another exemption from registration under the Securities Act;

(iii) the purchaser shall notify each transferee of the Notes that (1) the Notes have not been registered under the Securities Act, (2) the holder of Notes is subject to the restrictions on the resale or other transfer thereof described in paragraph (ii) above, and (3) such transferee shall be deemed to have represented (x) as to its status as a QIB in reliance on Rule 144A or another exemption from registration under the Securities Act, (y) that such transferee is acquiring the Notes for its own account or as a fiduciary or agent for others (which others also must be QIBs), and (z) that such transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing;

(iv) the purchaser understands that each Note will bear the legends set forth in Exhibit A hereto; and

(v) either (a) it is not and is not acting on behalf or using the assets of (1) an “employee benefit plan”, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (2) a “plan,” as defined in Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code, (3) an entity whose underlying assets include “plan assets” by reason of such employee benefit plan’s or plan’s investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA), or (4) any governmental, church, non-U.S. or other plan that is subject to any non-U.S., federal, state or local law that is substantially similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code (“Similar Law”) or an entity whose underlying assets include assets of any such plan; or (b) the acquisition, continued holding and disposition of the Notes (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code or result in a non-exempt violation of Similar Law.

(d) At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Noteholder, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Noteholder, to a prospective purchaser of such Note designated by such Noteholder or to the Indenture Trustee for delivery to such Noteholder or a prospective purchaser designated by such Noteholder, as the case may be, in order to permit compliance by such Noteholder with Rule 144A in connection with the resale of a Note by such Noteholder.

(e) Notwithstanding anything contained herein to the contrary, neither the Indenture Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer of the Notes complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, ERISA (or, in the case of a governmental plan or a church plan (as described in ERISA Sections 3(32) and 3(33), respectively) any substantially similar federal, state or local law), the Internal Revenue Code or the Investment Company Act, but shall only be required to receive any transferee certification required pursuant to the terms of this Indenture with no duty whatsoever to confirm the accuracy of any of the information contained therein.

(f) If a Person is acquiring any Note or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar (and the applicable Noteholder shall cause such fiduciary or agent to so deliver) a certification to the effect that it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in this Section 2.04, which the Indenture Trustee shall have no duty to investigate or verify.

(g) Subject to the preceding provisions of this Section 2.04, upon surrender for registration of transfer of any Note at the offices or agency of the Note Registrar maintained for such purpose, the Issuer shall execute and the Indenture Trustee, upon Issuer Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of a like denomination. As of the August 8, 2017, the offices of the Note Registrar maintained for such purpose are located at the Corporate Trust Office of the Indenture Trustee.

(h) At the option of any Noteholder, its Notes may be exchanged for other Notes of authorized denominations and of a like aggregate denomination, upon surrender of the Notes to be exchanged at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee as authenticating agent, upon Issuer Order, shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive.

(i) Every Note presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and the signature of the Holder shall be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar, in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

(j) Every Note issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration or exchange.

(k) No service charge shall be imposed for any transfer or exchange of Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(l) All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its standard procedures.

(m) The Note Registrar shall provide to the Issuer, upon reasonable written request, and at the expense of the requesting party, an updated copy of the Note Register. The Issuer shall have the right to inspect the Note Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register.

SECTION 2.05 Mutilated, Destroyed, Lost or Stolen Notes.

If (a) any mutilated Note is surrendered to the Indenture Trustee or the Note Registrar, or the Indenture Trustee or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (b) in case of destruction, loss or theft there is delivered to the Indenture Trustee, the Issuer, the Depositor or the Note Registrar, as the case may be, such security or indemnity as may be required by it to hold the Issuer, the Depositor, the Note Registrar and the Indenture Trustee harmless, then, in the absence of written notice to the Issuer, the Depositor, the Note Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as contemplated by Article 8 of the UCC), the Issuer shall execute, and upon Issuer Order the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and aggregate principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or within seven (7) days shall be due and payable, or shall have been selected or called for redemption, instead of issuing a replacement Note, the Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article 8 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article 8 of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

In connection with the issuance of any replacement Note under this Section 2.05, the Issuer, the Indenture Trustee or the Note Registrar may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Indenture Trustee or the Note Registrar and their respective counsel) connected therewith.

Any replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute complete and indefeasible evidence of a debt of the Issuer, as if originally issued, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.06 Persons Deemed Owners.

The Indenture Trustee, the Note Registrar, the Depositor, the Issuer and any agent of any of them may prior to due presentation of a Note for registration of transfer, treat the Person in whose name any Note is registered in the Note Register as the holder of such Note for the purpose of receiving distributions pursuant to the terms of this Indenture and for all other purposes whatsoever, and, in any such case, none of the Indenture Trustee, the Note Registrar, the Depositor, the Issuer nor any agent of any of them shall be affected by any notice to the contrary. Upon any request or inquiry by a Noteholder, the Indenture Trustee or the Note Registrar shall be entitled to receive a certification in form reasonably satisfactory to the Indenture Trustee and the Note Registrar, to enable the Indenture Trustee and the Note Registrar to confirm the status of such Person as a Noteholder.

SECTION 2.07 Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee and shall no longer be considered Outstanding for any purpose hereunder. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any lawful manner whatsoever. All Notes delivered by the Issuer or any other Person for cancellation shall be promptly cancelled by the Indenture Trustee and such cancellation shall be recorded in the Note Register. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Indenture Trustee shall be destroyed or retained in accordance with its standard document retention or disposal policy in effect at such time unless the Issuer shall direct prior to destruction that they be returned to the Issuer.

SECTION 2.08 Note Principal Amount Increases; Decreases.

(a) Note Principal Amount Increases.

(i) The Issuer may, at any time except when an Event of Default has occurred that is continuing on such date, upon prior irrevocable written notice (in accordance with the timing described below) (such notice, a “Note Initial Increase Notice”) (which notice shall refer to the Note Initial Increase Date) to the Primary Note Purchaser, the Administrative Agent (who may forward (or direct the Issuer to forward) such notice to any other potential Purchasers), the Indenture Trustee and the Servicer, request an initial draw of up to the Note Maximum Balance (such initial amount, a “Note Initial Increase”). Subject to this Section 2.08(a) and Section 2.04 of the Note Purchase Agreement, prior to the delivery of a Commitment Letter pursuant to Section 2.04(e) of the Note Purchase Agreement, none of the Primary Note Purchaser, Noteholders, Purchasers or other Permitted NPA Assignees, as applicable, are under any obligation to fund the Note Initial Increase, and any consent to provide all or a portion of the Note Initial Increase by the Primary Note Purchaser or any Noteholder, Purchaser or other Permitted NPA

Assignee, as applicable, will be in the sole and absolute discretion of the Primary Note Purchaser or such Noteholder, Purchaser or other Permitted NPA Assignee, as applicable. On any Business Day after the Note Initial Increase Date and prior to the Facility Turbo Date, the Issuer may, upon prior irrevocable written notice (in accordance with the timing described below), which notice shall refer to the Note Balance Increase Date, to each of the Primary Note Purchaser, the Administrative Agent (who may forward (or direct the Issuer to forward) such notice to any other potential Purchasers), the Indenture Trustee and the Servicer (such notice, a “Note Balance Increase Notice”), request a further draw that would increase in the outstanding principal balance of the Notes in the specified amounts (each such requested amount, a “Note Balance Increase”). Subject to this Section 2.08(a) and Section 2.04 of the Note Purchase Agreement, prior to the delivery of a Commitment Letter pursuant to Section 2.04(e) of the Note Purchase Agreement, none of the Primary Note Purchaser, Noteholders, Purchasers or other Permitted NPA Assignees, as applicable, are under any obligation to fund any Note Balance Increase, and any consent to provide all or a portion of a Note Balance Increase by the Primary Note Purchaser or any Noteholder, Purchaser or other Permitted NPA Assignee, as applicable, will be in the sole and absolute discretion of the Primary Note Purchaser or such Noteholder, Purchaser or other Permitted NPA Assignee, as applicable.

(ii) The Issuer must deliver the Note Initial Increase Notice or Note Balance Increase Notice, as applicable, at least thirty-one (31) days prior to the requested Note Initial Increase Date or Note Balance Increase Date, as applicable; provided, this notice requirement shall be deemed satisfied with respect to any Note Initial Increase or Note Balance Increase, as applicable, to the extent waived in writing by the Administrative Agent. Such notice will contain all information regarding the requested Note Initial Increase or Note Balance Increase, as applicable, and a data tape describing all Receivables that will be purchased pursuant to such Note Initial Increase or Note Balance Increase (except for the information delivered to the Indenture Trustee). The Issuer agrees to provide all other information in its or its Affiliates’ possession or control, including without limitation, information with respect to such Receivables, the requested Note Initial Increase or Note Balance Increase, as applicable, and the Sponsor, Depositor, Servicer, and the Receivables Trust, requested by the Administrative Agent in relation to the requested Note Balance Increase. The Primary Note Purchaser and applicable Noteholders, Purchasers or other Permitted NPA Assignees will have thirty (30) days to review the materials provided and decide whether to fund the requested Note Initial Increase or Note Balance Increase, as applicable; provided, that the Issuer and Administrative Agent may agree to an extension of such thirty (30) day period.

(iii) If the Primary Note Purchaser individually and/or on behalf of one or more Noteholders, Purchasers or other Permitted NPA Assignees (for purposes of this Section and with respect to the Note Initial Increase or any Note Balance Increase, collectively, the “Note Increase Purchasers” for such Note Initial Increase or Note Balance Increase, as applicable), consents to and commits to fund the Note Initial Increase or Note Balance Increase, then the Primary Note Purchaser shall (x) provide a Commitment Letter evidencing such consent to the Issuer, the Administrative Agent, the Indenture Trustee and the Servicer in accordance with Section 2.04(e) of the Note Purchase Agreement and (y) be committed to fund such Note Initial Increase or Note Balance Increase, as applicable, on any Business Day occurring within seven (7) days of the Commitment Letter Delivery Date (or such longer period as is agreed by the Primary Note Purchaser), such funding to occur on the Business Day within such period as specified by the Issuer, in the notice in the immediately succeeding sentence, or such other period as may be mutually agreed by the Issuer and the Primary Note Purchaser. Upon receipt of the Commitment Letter, the Issuer shall notify the Administrative Agent and the Primary Note Purchaser of the Note Initial Increase Date or Note Balance Increase Date, as applicable, by delivering irrevocable written notice by 11 a.m. on the Business Day prior to such the Note Initial Increase Date or Note Balance Increase Date, as applicable. The Note Initial Increase or Note Balance Increase, as applicable, shall occur on such specified Note Initial Increase Date or Note Balance Increase Date, as applicable, with payment, in same day funds, by the Primary Note Purchaser (or, as specified by the Administrative Agent, any other Note Increase Purchasers) to the Issuer of the amount of such Note Initial Increase or Note Balance Increase, as applicable, in accordance with the payment instructions specified in the Note Initial Increase Notice or such Note Balance Increase Notice, as applicable (as such instructions may be amended thereafter by notice from the Issuer to the Administrative Agent and Primary Note Purchaser prior to such Note Initial Increase or Note Balance Increase, as applicable).

(b) Note Principal Amount Decreases. On any Business Day, the Issuer may, upon five (5) Business Days’ prior irrevocable written notice to each of the Noteholders, the Indenture Trustee and the Servicer specifying the excess amounts to be paid, pay principal, in excess of the amount required to reduce the Note Balance to the Target Class A Principal Amount (such excess amount, a “Note Balance Decrease”), together with accrued and unpaid interest on such Note Balance Decrease; provided, the notice requirement of this Section 2.08(b) will be deemed satisfied to the extent waived in writing by the Administrative Agent. Such Note Balance Decrease shall be allocated by the Administrative Agent among the Notes ratably based on the outstanding principal balance of each Note, and payment shall be made to the corresponding Noteholders. The Issuer will be required to also pay a Breakage Fee to the Noteholders on the applicable Payment Date if either (i) any Note Balance Decrease is undertaken with less than five (5) Business Days’ prior irrevocable written notice, or (ii) prior irrevocable notice of a Note Balance Decrease is provided to the Noteholders but the Note Balance Decrease fails to occur on the specified date.

ARTICLE III

Representations and Covenants of Issuer

SECTION 3.01 Payment of Principal and Interest.

(a) The Issuer will duly and punctually pay principal of and interest on the Notes, in each case in accordance with the terms of the Notes and as specified herein.

(b) On each Payment Date, the Noteholders as of the related Record Date shall be entitled to the interest accrued at the applicable interest rate or rates determined pursuant to the Note Purchase Agreement and principal payable on such Payment Date as specified herein. Notwithstanding the foregoing but subject to Section 5.08, the entire unpaid principal balance of each Note shall be due and payable if not previously paid or declared to be due and payable pursuant to Section 5.03 on its respective Maturity Date. All payment obligations under a Note are discharged to the extent such payments are made to the Noteholder of record as of such related Record Date by wire transfer in immediately available funds to the account designated by such Noteholder.

SECTION 3.02 Maintenance of Office or Agency.

The Indenture Trustee will maintain its Corporate Trust Office at Wells Fargo Center, 600 S 4th St., MAC N9300-061, Minneapolis, MN 55479, Attention: Corporate Trust Services – Asset Backed Securities, where Notes may be presented or surrendered for payment and where Notes may be surrendered for registration of transfer or exchange. The Indenture Trustee will give prompt written notice to the Issuer and the Noteholders of any change in the location of the Corporate Trust Office.

SECTION 3.03 Money for Note Payments to Be Held in Trust.

As specified in Section 8.03, all payments of amounts due and payable on or with respect to the Notes, which are to be made from amounts withdrawn from the Collection Account, shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from the Collection Account shall be paid over to the Issuer except as provided in this Indenture.

Subject to Requirements of Law with respect to escheat of funds, and after such notice required with respect to Notes not surrendered for cancellation pursuant to Section 10.02(b) is given, any money held by the Indenture Trustee in trust for the payment of any amount due with respect to any Note remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust, and the Indenture Trustee shall give prompt notice of such occurrence to the Issuer and shall release such money to the Issuer on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer (and then only to the extent of the amounts so paid to the Issuer) for payment thereof, and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease. The cost of any such notice or publication shall be paid out of funds in the Collection Account. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee, at the last address of record for each such Holder).

SECTION 3.04 Existence.

The Issuer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its incorporation or organization, and qualify and remain qualified in good standing as a foreign entity in the jurisdiction where its principal place of business and its chief executive office are located and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have an Adverse Effect. The Issuer shall not:

(i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Eligible Investments, or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Indenture or the other Transaction Documents;

(ii) make, incur or suffer to exist an investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Eligible Investments or pursuant to the Transaction Documents;

(iii) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than the Receivables Trust or pursuant to the Transaction Documents; or

(iv) enter into any transaction with any Affiliate except for the transactions contemplated by the Transaction Documents and other transactions upon fair and reasonable terms materially no less favorable to the Issuer than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

SECTION 3.05 Protection of Trust.

The Issuer will from time to time take all actions, including without limitation preparing, or causing to be prepared, authorizing, filing, executing and delivering all such supplements and amendments hereto and all such financing statements, amendments to financing statements, continuation statements, if any, instruments of further assurance and other instruments, necessary or advisable to:

(a) grant more effectively all or any portion of the Trust Estate or Receivables Trust Estate as security for the Notes;

(b) maintain or perfect or preserve the lien and security interest (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(c) perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture and the priority thereof;

(d) enforce or cause the Servicer to enforce the Receivables; or

(e) preserve and defend title to the Receivables Trust Estate and Trust Estate and the rights therein of the Indenture Trustee and the Noteholders secured thereby against the claims of all Persons and parties.

Each of the Issuer and the Receivables Trust hereby designates the Indenture Trustee its agent and attorney-in-fact to execute or file any instrument required pursuant to this Section 3.05; provided, however, that the Indenture Trustee shall not be obligated to execute, file or authorize such instruments and shall have no liability in connection therewith, including on account of any non-filing of any thereof and such appointment shall in no way be deemed to be an assumption of any of the duties or obligations of the Issuer under this Section 3.05. Financing statements filed pursuant to such appointment may describe the Trust Estate or Receivables Trust Estate in the same manner as described herein or may describe the collateral subject thereto as “All of the Debtor’s personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.”

The Issuer shall pay or cause to be paid any taxes levied on all or any part of the Trust Estate from amounts available for such purpose pursuant to this Indenture.

SECTION 3.06 [Reserved].

SECTION 3.07 Performance of Obligations; Servicing of Receivables.

(a) The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Receivables Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Servicing Agreement or such other instrument or agreement.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Administrative Agent in an Officer’s Certificate of the Issuer shall satisfy the obligations of the Issuer with respect thereto and shall be deemed to be an action taken by the Issuer.

(c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements relating to the Trust Estate or Receivables Trust Estate, including but not limited to preparing, authorizing and filing or causing to be filed all UCC financing statements and amendments to financing statements required to be filed by the terms of this Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein.

(d) If the Issuer or the Servicer shall have actual knowledge of the occurrence of a Servicer Default or an Unmatured Servicer Default under the Servicing Agreement, the Issuer or Servicer, as applicable, shall promptly notify the Administrative Agent, each Noteholder, the Indenture Trustee and, in the case of a Servicer Default, the Rating Agency thereof (if any Rating Agency then provides a rating on the Notes), and shall specify in such notice the action, if any, being taken with respect to such default. If a Servicer Default or an Unmatured Servicer Default of which the Issuer has actual knowledge shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Trust Estate or Receivables Trust Estate, the Issuer shall take all reasonable steps available to it or as may be directed by the Indenture Trustee (acting at the written direction of the Required Noteholders) to remedy such failure or to cause such failure to be remedied.

(e) The Issuer shall deliver any Receivables Schedule received by it pursuant to the Servicing Agreement to the Indenture Trustee.

(f) The Issuer agrees not to waive timely performance or observance by the Servicer or the 2016-A Seller of their respective duties without the prior consent of the Administrative Agent (at the direction of the Required Noteholders).

SECTION 3.08 Negative Covenants.

So long as any Notes are Outstanding or the 2017 Commitment Letter is effective but the Notes have not yet been issued, the Issuer shall not:

(a) unless the Notes are repaid in full concurrently therewith, sell, transfer, convey, exchange, pledge or otherwise dispose of any part of the Trust Estate or Receivables Trust Estate except as expressly permitted by the Indenture;

(b) claim any credit on, or make any deduction from, the principal and interest payable in respect of the Notes (other than amounts properly withheld from payments under Requirements of Law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Trust Estate or Receivables Trust Estate;

(c) unless the Notes are repaid in full concurrently therewith (1) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (2) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or Receivables Trust Estate or any part thereof or any interest therein, except for Permitted Liens or (3) permit the lien of this Indenture not to constitute a valid first priority perfected security interest in the Trust Estate or Receivables Trust Estate, subject only to Permitted Liens; or

(d) voluntarily dissolve or liquidate in whole or in part.

SECTION 3.09 Statements as to Compliance.

(a) The Issuer will deliver to the Administrative Agent, no later than March 31st of each calendar year, so long as any Note is Outstanding (commencing March 31, 2018), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i) a review of the activities of the Issuer during the most recently ended fiscal year (or in the case of the fiscal year ending December 31, 2017, the period from the Closing Date to December 31, 2017) and of performance under this Indenture and the Servicing Agreement has been made under such Authorized Officer’s supervision; and

(ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has materially complied with all conditions and covenants under this Indenture and the Servicing Agreement throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

(b) The Servicer will deliver to the Administrative Agent on or before the one-year anniversary of the Closing Date and on each anniversary thereof so long as any Note is Outstanding, a certificate of an Authorized Officer of the Servicer stating that (a) a review of the activities of the Servicer during the preceding year and of its performance under this Indenture was made under the supervision of the Authorized Officer signing such certificate and (b) to the best of such Authorized Officer’s knowledge, based on such review, the Servicer has fully performed in all material respects all of its obligations under the Servicing Agreement and each other applicable Servicer Transaction Document to which it is a party throughout such period, or, if there has been a default in the performance of any such obligation, specifying such default known to such Authorized Officer and the nature and status thereof.

SECTION 3.10 Issuer’s Name, Location, etc.

(a) The Issuer’s exact legal name is, and at all times has been, the name that appears for it on the signature page below.

(b) The Issuer has not used any trade or assumed names.

(c) The Issuer is, and at all times has been, a “registered organization” (within the meaning of Article 9 of the UCC), organized solely under the laws of the State of Delaware.

(d) The Issuer will not change its name, its type or jurisdiction of organization, or its organizational identification number unless it has given the Indenture Trustee and the Administrative Agent at least thirty (30) days prior written notice of such change.

SECTION 3.11 Amendments.

Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not (i) terminate, amend, waive, supplement or otherwise modify any of, or consent to the assignment by any party of, the Transaction Documents to which it is a party, and (ii) to the extent that the Issuer has the right to consent to any termination, waiver, amendment, supplement or other modification of, or any assignment by any party of, any Transaction Document to which it is not a party, give such consent, unless, in each case (a) the Issuer shall have either (1) received the written consent of the Administrative Agent to such termination, waiver, amendment, supplement, other modification or assignment or (2) given the Administrative Agent ten (10) days’ prior written notice (which notice period may be reduced or waived by the Administrative Agent in its sole discretion) of such termination, waiver, amendment, supplement, other modification or assignment and shall not have received within such ten-day period written notice from the Administrative Agent that it objects to such action; and (b) the other requirements with respect to such termination, amendment, waiver, supplement or other modification, or such assignment, as applicable, contained in the Transaction Documents (including this Section 3.11) are satisfied.

SECTION 3.12 No Borrowing.

The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except as expressly contemplated by the Transaction Documents and the Notes.

SECTION 3.13 Guarantees, Loans, Advances and Other Liabilities.

Except as expressly contemplated by the Receivables Trust Agreement, the Servicing Agreement, this Indenture or the other Transaction Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.14 Tax Treatment.

The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax purposes, (i) the Notes will qualify as indebtedness secured by the assets of the Issuer and (ii) the Issuer shall not be treated as an association or publicly traded partnership taxable as a corporation. The Issuer, by entering into this Indenture, and each Noteholder, by the acceptance of any such Note (and each beneficial owner of a Note, by its acceptance of an interest in the applicable Note), agree to treat such Notes for federal, state and local income and franchise tax purposes as indebtedness, and to file all federal, state and local income tax and information returns and reports required to be filed with respect to any of the Notes, under any applicable federal, state or local tax statute or any rule or regulation under any of them, consistent with such characterization. Each Holder of such Note agrees that it will cause any owner of a security entitlement to such Note acquiring an interest in a Note through it to comply with this Indenture as to treatment of indebtedness under applicable tax law, as described in this Section 3.14. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Issuer or any portion thereof would be treated as a corporation for federal income tax purposes. The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

SECTION 3.15 Notice of Servicer Default or Events of Default.

The Issuer, or the Servicer on the Issuer’s behalf, shall deliver to the Indenture Trustee and the Administrative Agent promptly but in any case within two (2) Business Days after the later of the occurrence thereof or the Issuer’s actual knowledge thereof, as applicable, written notice (in the form of an Officer’s Certificate of the Issuer), of (i) any Event of Default and any Insolvency Event with respect to the Issuer and, to the extent that the Issuer has actual knowledge thereof, any Servicer Default, Unmatured Servicer Default, Unmatured Event of Default or material default on the part of any party thereto of its obligations under the First Receivables Purchase Agreement, the Second Receivables Purchase Agreement or the Servicing Agreement, including the status of such event, whether or not waived, and what action the Issuer is taking or proposes to take with respect thereto, or (ii) the acquisition of any Receivable by the Receivables Trust that was not an Eligible Receivable at the time of such acquisition. The Issuer shall deliver a copy of any such notice, except for a notice relating to an Unmatured Servicer Default or Unmatured Event of Default, to the Rating Agency (if any Rating Agency then provides a rating on the Notes) concurrently with the delivery thereof to the Indenture Trustee and the Administrative Agent.

SECTION 3.16 No Other Business.

The Issuer shall not engage in any business other than the purpose and powers set forth in Section 7 of its limited liability company agreement and all activities incidental thereto.

SECTION 3.17 Further Instruments and Acts.

Upon written request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.18 Maintenance of Separate Existence.

The Issuer agrees to comply with the separateness covenants in Section 9(i) of its limited liability company agreement.

SECTION 3.19 Perfection Representations, Warranties and Covenants.

The perfection representations, warranties and covenants attached hereto as Schedule I shall be deemed to be part of this Indenture for all purposes.

SECTION 3.20 Other Representations of the Issuer.

On the Note Initial Increase Date and any Note Balance Increase Date, the Issuer makes the following representations and warranties for the benefit of the Indenture Trustee and the Noteholders:

(a) Binding Obligation. The Transaction Documents to which the Issuer is a party or by which it is bound constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms, except as such enforceability may be limited by Debtor Relief Laws and general principals of equity (whether considered in a suit at law or in equity), and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

(b) No Violation. The consummation of the transactions contemplated by the Transaction Documents to which the Issuer is a party or by which it is bound and the fulfillments of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the limited liability company agreement of the Issuer or any other agreement or document to which the Issuer is a party or by which it or any of its property is bound or is subject or (ii) violate any Requirements of Law applicable to the Issuer, which violation could reasonably be expected to have a material adverse effect.

(c) No Proceedings. There is no litigation, proceeding or investigation pending before any Governmental Authority or, to the best knowledge of the Issuer, threatened against the Issuer.

SECTION 3.21 Compliance with Laws.

The Issuer shall comply with the Requirements of Law, the non-compliance with which would, individually or in the aggregate, materially adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture, the Servicing Agreement or any other Transaction Document to which it is a party.

SECTION 3.22 Restricted Payments.

Except for monies paid to the Issuer pursuant to Section 8.06(a)(x) and any distribution or deemed distribution of the Receivables Trust Estate upon payment in full of the Notes, the Issuer shall not declare or pay any dividend or distributions on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, its capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in its obligations.

ARTICLE IV

Satisfaction and Discharge

SECTION 4.01 Satisfaction and Discharge. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of Noteholders to receive payments of principal thereof and interest thereon and any other amount due to Noteholders, (ii) Sections 3.03, 6.07, 10.02(b), 11.15 and 11.17, (iii) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Sections 6.07 and 6.08 and the obligations of the Indenture Trustee under Section 10.02(b)) and (iv) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee as described below payable to all or any of them, and the Indenture Trustee, in accordance with an Issuer Order and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, on the first Business Day after the Payment Date with respect to any Payment Date on which the Issuer has paid, caused to be paid or irrevocably deposited or caused to be irrevocably deposited in the Note Accounts and any Available Funds sufficient to pay in full all Issuer Obligations, and the Issuer has delivered to the Indenture Trustee an Officer’s Certificate.

After any irrevocable deposit made pursuant to this Section and satisfaction of the other conditions set forth in this Section, the Indenture Trustee promptly upon Issuer Order shall acknowledge in writing the discharge of the Issuer’s obligations under this Indenture except for those surviving obligations specified above.

ARTICLE V

Defaults and Remedies

SECTION 5.01 [Reserved].

SECTION 5.02 Events of Default.

An “Event of Default” means any one of the following events:

(a) an Insolvency Event with respect to the Issuer, the Seller or the Sponsor shall have occurred; or

(b) the Indenture Trustee shall cease to have a first-priority perfected security interest (subject to Permitted Liens) in all or any portion of the Trust Estate or Receivables Trust Estate; or

(c) the Issuer shall have become subject to regulation by the SEC as an “investment company” under the Investment Company Act or be a “covered fund” under the Volcker Rule; or

(d) the Issuer shall become taxable as an association or a publicly traded partnership taxable as a corporation under the Internal Revenue Code; or

(e) a default in the payment of any Monthly Interest due and payable on any Payment Date and such default shall continue for a period of two (2) Business Days; or

(f) a failure to pay the principal balance of all Outstanding Notes, together with all accrued and unpaid interest thereon, in full on the Maturity Date; or

(g) the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount (or, if applicable, the Enhanced Required Reserve Account Amount), and such failure is not cured within two (2) Business Days’ notice of such failure;

(h) a default or event of default by the Sponsor or the Servicer under any other indebtedness or other obligation of the Sponsor or the Servicer in an amount greater than $10,000,000, which default gives the lender, creditor or comparable party the right to accelerate such indebtedness or other obligation;

(i) the Sponsor or the Servicer shall fail to maintain committed credit facilities under the ABL Agreement (or a substantially similar agreement) with aggregate commitments of at least $400,000,000;

(j) a failure by the Seller, the Sponsor, the Depositor or the Issuer to make one or more payments, transfers or deposits required to be made by such Person under the Transaction Documents, as and when such payments, transfers or deposits are required to be made which continues unremedied for a period of five (5) Business Days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Seller, the Sponsor, the Depositor or the Issuer, as applicable, by the Indenture Trustee, or to the Seller, the Sponsor, the Depositor or the Issuer, as applicable, and the Indenture Trustee by the Required Noteholders; or

(k) a failure on the part of the Issuer, the Seller, the Sponsor, or the Depositor duly to observe or perform any other covenants or agreements of such Person set forth in this Indenture, the Note Purchase Agreement or any other Transaction Document to which it is a party, which failure has a material adverse effect on the interests of the Noteholders (as determined by the Required Noteholders) and which continues unremedied for a period of thirty (30) days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Issuer, the Seller, the Sponsor, or the Depositor, as applicable, by the Indenture Trustee, or to the Issuer, the Seller, the Sponsor, or the Depositor, as applicable, and the Indenture Trustee by the Required Noteholders; or

(l) any of (x) any representation, warranty or certification made by the Issuer in this Indenture or the Note Purchase Agreement or in any certificate delivered pursuant to this Indenture or the Note Purchase Agreement shall prove to have been inaccurate when made or deemed made, (y) any representation, warranty or certification made by the Depositor in the Second Receivables Purchase Agreement or the Note Purchase Agreement or in any certificate delivered pursuant to the Servicing Agreement or the Note Purchase Agreement shall prove to have been inaccurate when made or deemed made or (z) any representation, warranty or certification made by the Seller, the Sponsor, or the Depositor in any Transaction Document to which it is a party or in any certificate delivered pursuant to any Transaction Document to which it is a party shall prove to have been inaccurate when made or deemed made, and in each case which continues unremedied for a period of thirty (30) days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Issuer or the Depositor, as applicable, by the Indenture Trustee, or to the Issuer or the Depositor, as applicable, and the Indenture Trustee by the Required Noteholders; provided that notwithstanding the foregoing and subject to the immediately succeeding clauses (i) and (ii), this clause (l) shall not apply to any representations and warranties as to eligibility of Receivables or other Receivable level representations and warranties, unless either (i) (1) the Issuer knew the applicable representation or warranty was inaccurate when made or deemed made, or (2) the applicable representation or warranty has been habitually false with respect to Receivables during the term of this Indenture, or (ii) any Receivable affected by such breach is not repurchased in accordance with a Purchase Event and the timing and terms of Section 2.03 of the Servicing Agreement; or

(m) the Internal Revenue Service shall file notice of a lien pursuant to Section 430 or Section 6321 of the Internal Revenue Code or a lien shall arise under Title IV of ERISA or Section 430(k) of the Internal Revenue Code with regard to the Issuer and, in either case, such lien shall not have been released within thirty (30) days; or

(n) a Level II Trigger Event shall have occurred; or

(o) the Cap Condition is not satisfied for five (5) consecutive days after the date that is thirty (30) days after the 2017 Reversion Date; or

(p) a Change of Control shall have occurred; or

(q) one or more final judgments, orders, decrees or nonappealable adverse ruling shall be entered against the Issuer (for any amount) or the Depositor (in an amount in excess of $250,000 individually or $1,000,000 in the aggregate (excluding judgments to the extent covered by insurance)), which is not vacated, discharged, satisfied, stayed or bonded pending appeal within sixty (60) calendar days from the entry thereof; or

(r) any material provision of any of the Transaction Documents shall cease to be in full force and effect (other than in accordance with its terms) or any Transaction Document shall cease to be the valid and binding obligation of, and enforceable against, any of the Borrower, the Servicer, the Seller or any Affiliate thereof, as applicable.

SECTION 5.03 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default described in clauses (b) through (r) of Section 5.02 shall have occurred and be continuing, then in every such case the Indenture Trustee, at the written direction of the Required Noteholders, shall declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer, and upon any such declaration the unpaid principal amount of the Notes, together with accrued or accreted and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

(b) If an Event of Default described in clause (a) of Section 5.02 shall have occurred and be continuing, then the unpaid principal of all Notes, together with the accrued or accreted and unpaid interest thereon through the date of acceleration, shall automatically become, and shall be considered to be declared, due and payable.

(c) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Required Noteholders, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on the Notes (including penalty or default interest accrued as a result of an Event of Default) and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and outside counsel and, if applicable, any such amounts due to the Receivables Trust Trustee; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent to it.

SECTION 5.04 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if an Event of Default described in clauses (e) or (f) of Section 5.02 shall have occurred and be continuing, the Issuer will, upon demand of the Indenture Trustee, immediately pay to the Indenture Trustee for the benefit of the Noteholders the whole amount then due and payable on such Note for principal and interest, with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest at the applicable interest rate or rates determined pursuant to the Note Purchase Agreement and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and outside counsel.

(b) If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the Trust Estate or the property of another obligor on the Notes, wherever situated, the monies adjudged or decreed to be payable in the manner provided by law.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee may, subject to the provisions of Section 5.03, Section 5.05, Section 5.12, Section 6.01 and Section 6.03, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by such appropriate Proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate or Receivables Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, now or hereafter in effect or in case a receiver, conservator, assignee, trustee in bankruptcy, liquidator, sequestrator, custodian or other similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or the creditors or property of the Issuer or such other obligor or Person, the Indenture Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file one or more claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and to file such other papers or documents and take such actions as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee pursuant to this Indenture, except as a result of negligence or bad faith) and of the Noteholders allowed;

(ii) unless prohibited by Requirements of Law, to vote on behalf of the Noteholders, in any election of a trustee or a standby trustee in bankruptcy or a Person performing similar functions; and

(iii) to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf;

and any trustee, receiver or liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee pursuant to this Indenture except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as provided in (d)(ii) above, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Holders of the Notes as provided herein.

(g) In any Proceedings brought by the Indenture Trustee (except with respect to any Proceedings to which the Indenture Trustee shall be a party (i) involving the interpretation of any provision of this Indenture or (ii) brought against the Issuer for the purpose of enforcing the Indenture Trustee’s rights hereunder, including its right to indemnification), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any such Noteholder party to any such Proceedings.

SECTION 5.05 Remedies; Priorities.

(a) If an Event of Default shall have occurred and be continuing, and the Notes have been accelerated under Section 5.03, the Indenture Trustee shall, upon the written direction of the Required Noteholders (subject to Section 5.06), do one or more of the following:

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, enforce any judgment obtained, and collect from the Issuer, the Trust Estate or Receivables Trust Estate and from any other obligor upon such Notes monies adjudged due;

(ii) sell, on a servicing released basis, Receivables, as shall constitute a part of the Trust Estate (or rights or interest therein) or Receivables Trust Estate, at one or more public or private sales called and conducted in any manner permitted by law;

(iii) direct the Issuer to exercise rights, remedies, powers, privileges or claims under the Servicing Agreement, the First Receivables Purchase Agreement, and the Second Receivables Purchase Agreement pursuant to Section 5.18 hereof; and

(iv) take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders hereunder;

provided, however, that the Indenture Trustee may not exercise the remedy in subparagraph (ii) above or otherwise sell or liquidate the Trust Estate (including the Receivables Trust Estate) substantially as a whole (in one or more sales), or institute Proceedings in furtherance thereof, unless (A) the Holders of 100% of the aggregate unpaid principal amount of the Outstanding Notes direct such remedy, (B) the Indenture Trustee determines that the anticipated proceeds of such sale distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest (after giving effect to the payment of any amounts that are senior in priority to such principal and interest) or (C) the Indenture Trustee determines (based on the information provided to it by the Servicer) that the Trust Estate may not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee is directed to take such remedy by the Holders of not less than 66 2/3% of the aggregate unpaid principal amount of the Outstanding Notes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. The cost of such opinion shall be reimbursed to the Indenture Trustee from amounts held in the Collection Account in accordance with Section 8.06.

The remedies provided in this Section 5.05(a) are the exclusive remedies provided to the Noteholders with respect to the Trust Estate (including the Receivables Trust Estate) and each of the Noteholders (by their acceptance of their respective interests in the Notes) and the Indenture Trustee, on behalf of the Noteholders, hereby expressly waive any other remedy that might have been available under the applicable UCC; provided, that the foregoing waiver shall not be construed as a waiver by the Indenture Trustee of any personal or individual rights it may have against the Issuer or with respect to the Trust Estate or Receivables Trust Estate.

(b) If the Indenture Trustee collects any money or property pursuant to this Article V following the acceleration of the maturities of the Notes pursuant to Section 5.03 (so long as such declaration shall not have been rescinded or annulled), it shall pay out the money or property in accordance with Section 8.06 hereof or, in the case of an acceleration as a result of an Event of Default described in clause (a) of Section 5.02, as may otherwise be directed by a court of competent jurisdiction.

(c) Following the sale of the Receivables Trust Estate and the application of the proceeds of such sale and other amounts from sale of the Trust Estate or amounts, if any, then held in the Note Accounts in accordance with Section 8.06 hereof, any and all amounts remaining due on the Notes and all other Obligations shall be extinguished and shall not revive, the Notes shall be deemed cancelled, and the Notes shall no longer be Outstanding.

(d) The Indenture Trustee may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section. At least fifteen (15) days before such record date, the Indenture Trustee shall transmit or make available to each Noteholder and the Issuer a notice that states the record date, the Payment Date and the amount to be paid.

SECTION 5.06 Optional Preservation of the Trust Estate.

Subject to Section 5.05(a), if the Notes have been declared to be due and payable under Section 5.03 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, and the Indenture Trustee has not received directions from the Noteholders to the contrary under Section 5.12, the Indenture Trustee may, or at the written direction of the Administrative Agent shall, elect to maintain possession of the Trust Estate (including the Receivables Trust Estate). It is the desire of the parties hereto and the Noteholders that there be at all times during which any Notes are Outstanding sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate (including the Receivables Trust Estate). In determining whether to maintain possession of the Trust Estate (including the Receivables Trust Estate), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of any proposed action and as to the sufficiency of the Trust Estate and Receivables Trust Estate for such purpose. The cost of such opinion shall be reimbursed to the Indenture Trustee from amounts held in the Collection Account pursuant to Section 8.06 hereof.

SECTION 5.07 Limitation on Suits.

No Noteholder shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) the Holders of not less than 10% of the aggregate unpaid principal amount of all Outstanding Notes have made written request to the Indenture Trustee to institute such Proceeding in its own name as Indenture Trustee under this Indenture;

(b) such Noteholder or Noteholders has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(c) such Noteholder or Noteholders has offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(e) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty-day period by Holders of a majority of the aggregate unpaid principal amount of all Outstanding Notes;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two (2) or more groups of Noteholders, each representing less than a majority of the aggregate unpaid principal amount of all Outstanding Notes, the Indenture Trustee shall act at the written direction of the group representing a greater percentage of the aggregate unpaid principal amount of all Outstanding Notes, or if both groups are equal, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture. The Indenture Trustee may request and conclusively rely upon, and the Administrative Agent shall provide upon such request, a written statement as to the aggregate unpaid principal amount of all Outstanding Notes held by any or all Noteholders. The Indenture Trustee shall have no duty or obligation to determine or confirm the Note Balance at any time, and may conclusively rely on the Administrative Agent’s determination thereof.

No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes. However, except as otherwise provided herein, in connection with any action to which Noteholders are entitled to vote or consent under this Indenture, the Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote.

SECTION 5.08 Unconditional Rights of Noteholders to Receive Principal and Interest.

Notwithstanding any other provisions in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the interest on such Note when due and principal of such Note on the Maturity Date (and such principal shall be due and payable on such Maturity Date) expressed in such Note and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of such Holder; provided, however, that notwithstanding any other provision of this Indenture to the contrary, the obligation to pay principal of or interest on such Note or any other amount payable to any Noteholder will be without recourse to the Issuer (except to the Trust Estate), the Indenture Trustee, the Receivables Trust Trustee or any affiliate, officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be subject to Article VIII.

SECTION 5.09 Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned, or has been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Issuer, the Indenture Trustee or such Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.10 Rights and Remedies Cumulative.

Except as provided in Section 5.05, no right, remedy, power or privilege herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right, remedy, power or privilege, and every right, remedy, power or privilege shall, to the extent permitted by law, be cumulative. The assertion or exercise of any right or remedy shall not preclude any other further assertion or the exercise of any other appropriate right or remedy.

SECTION 5.11 Delay or Omission Not Waiver.

No failure to exercise and no delay in exercising, on the part of the Indenture Trustee or of any Noteholder or other Person, any right or remedy occurring hereunder upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.12 Control by Noteholders.

The Required Noteholders, if an Event of Default has occurred and is continuing, shall have the right to direct the time, method and place of conducting any Proceeding for any right or remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; provided, however, that, subject to Section 6.01 and Section 6.03(d):

(a) the Indenture Trustee shall have the right to decline any such direction if the Indenture Trustee shall have been advised by counsel, or reasonably determines, that the action so directed is in conflict with any applicable Requirements of Law or with this Indenture; and

(b) the Indenture Trustee shall have the right to decline any such direction with respect to such Proceeding if the Indenture Trustee in good faith shall determine that the Proceedings so directed would be illegal or involve the Indenture Trustee in liability for which it has not been indemnified in accordance with Article VI or be unjustly prejudicial to the Noteholders not parties to such direction.

SECTION 5.13 Waiver of Past Defaults.

The Required Noteholders may, on behalf of all Noteholders, waive in writing any past default with respect to the Notes and its consequences (including an Event of Default), except that:

(a) a default in the payment of the principal or interest in respect of any Note cannot be waived without the consent of each Noteholder of each Outstanding Note affected thereby;

(b) a default as a result of an Insolvency Event with respect to the Issuer or the Depositor cannot be waived without the consent of each Noteholder; and

(c) a default in respect of a covenant or provision hereof that under Section 9.01 hereof cannot be modified or amended without the consent of the Noteholder of each Outstanding Note or each Noteholder of each Outstanding Note affected thereby cannot be waived without the consent of each such Noteholder.

Upon any such written waiver, such default, and any Event of Default arising therefrom, shall cease to exist and shall be deemed to have been cured for every purpose of this Indenture; provided, that no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 5.14 Undertaking for Costs.

All parties to this Indenture agree, and each Noteholder by its acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders (in compliance with Section 5.07), in each case holding in the aggregate more than 10% of the aggregate unpaid principal amount of all Outstanding Notes, or (c) any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the date on which any of such amounts was due pursuant to the terms of such Note (or, in the case of redemption, on or after the applicable Redemption Date).

SECTION 5.15 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may adversely affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.16 Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes or under the Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to the Indenture. Neither the lien of the Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or Receivables Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied as specified in Section 8.06.

SECTION 5.17 Sale of Receivables.

(a) If all or a portion of the Receivables are to be sold under the terms of Section 5.05(a)(ii), the Indenture Trustee, or its agents, shall, unless another method of sale is directed in writing by the Required Noteholders use its commercially reasonable efforts to sell, dispose or otherwise liquidate all or a portion of the Receivables by the solicitation of competitive bids. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any sale.

(b) The Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer in connection with any sale of Receivables pursuant to Section 5.05(a)(ii). No purchaser or transferee at any such sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(c) If all or a portion of the Receivables are to be sold under the terms of Section 5.05(a)(ii), the Indenture Trustee shall solicit bids for such Receivables from Permitted Assignees (identified in writing by the Servicer), each of which shall agree in writing to comply with the confidentiality provisions of this Indenture with respect to any information received in connection with such solicitation. The Indenture Trustee shall sell such Receivables to the bidder with the highest cash purchase offer. The proceeds of any such sale shall be applied in accordance with Section 5.05(b). In connection with any such sale of Receivables or interests therein, the Indenture Trustee may contract with agents to assist in such sales, the cost of which and the other costs of such sale shall be paid from the proceeds of any such sale.

(d) At any sale of all or a portion of the Receivables under Section 5.05(a)(ii), the Indenture Trustee or the Noteholders may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

(e) Upon completion of any sale under Section 5.05(a)(ii), the Issuer will deliver or cause to be delivered all of the property sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. If so requested by the Indenture Trustee or by any purchaser, the Issuer shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and release as may be designated in any such request.

SECTION 5.18 Performance and Enforcement of Certain Obligations. If an Event of Default has occurred and is continuing, the Indenture Trustee shall, at the written direction of the Required Noteholders, direct the Issuer to exercise all rights, remedies, powers, privileges and claims the Issuer may have against the Depositor, the Seller, and the Servicer under or in connection with the Servicing Agreement, the First Receivables Purchase Agreement and the Second Receivables Purchase Agreement, as applicable, including the right or power to take any action to compel or secure performance or observance by the Depositor, the Servicer or the Seller of their respective obligations thereunder.

ARTICLE VI

The Indenture Trustee

SECTION 6.01 Duties of the Indenture Trustee.

(a) If an Event of Default or Servicer Default has occurred and is continuing and a Responsible Officer shall have actual knowledge or received written notice of such Event of Default or Servicer Default, the Indenture Trustee shall, prior to the receipt of directions, if any, from the Required Noteholders, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, however, that the Indenture Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default or Servicer Default of which a Responsible Officer has not received written notice; and provided, further that the preceding sentence shall not have the effect of insulating the Indenture Trustee from liability arising out of the Indenture Trustee’s negligence or willful misconduct.

(b) With respect to the Indenture Trustee at all times: (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied duties, obligations, or covenants by the Indenture Trustee shall be read into this Indenture; and (ii) in the absence of bad faith or negligence on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon resolutions, certificates, statements, reports, documents, orders, opinions or other instruments furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein); provided, further, that the Indenture Trustee shall not be responsible for the accuracy or content of any of the aforementioned documents, certificates or opinions and the Indenture Trustee shall have no obligation to verify or recompute any numeral information provided to it pursuant to the Transaction Documents. If any such instrument is found not to conform in any material respect to the requirements of this Indenture, the Indenture Trustee shall notify the Noteholders in the event that the Indenture Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

(c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own intentional fraud, bad faith or willful misconduct; provided, however, that:

(i) this paragraph (c) shall not be construed to limit the effect of paragraphs (a) or (b) of this Section 6.01;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proven in a court of competent jurisdiction that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Indenture, including Section 5.12;

(iv) the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default or any other default unless a Responsible Officer of the Indenture Trustee has actual knowledge or shall have received written notice thereof. In the absence of such actual knowledge or receipt of such notice, the Indenture Trustee may conclusively assume that none of such events have occurred and the Indenture Trustee shall not have any obligation or duty to determine whether any Event of Default or any other default has occurred; and

(v) the Indenture Trustee shall not have any duty (A) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or amendments to a financing statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate or Receivables Trust Estate other than from funds available in the Collection Account.

(d) Notwithstanding anything to the contrary contained in this Indenture or any of the Transaction Documents, no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if there is reasonable ground (as determined by the Indenture Trustee in its sole discretion) for believing that the repayment of such funds or indemnity reasonably satisfactory to the Indenture Trustee against such risk is not reasonably assured (as determined by the Indenture Trustee in its sole discretion) to it by the security afforded to it by the terms of this Indenture.

(e) [Reserved].

(f) The Indenture Trustee shall, and hereby agrees that it will, perform all of its express obligations and duties set forth in the Servicing Agreement.

(g) Except for actions expressly authorized by this Indenture, the Indenture Trustee shall take no action reasonably likely to impair the interests of the Issuer or Receivables Trust in any asset of the Trust Estate or Receivables Trust Estate now existing or hereafter created or to impair the value of any asset of the Trust Estate or Receivables Trust Estate now existing or hereafter created.

(h) Except as expressly provided in this Indenture, the Indenture Trustee shall have no power to vary the Trust Estate or Receivables Trust Estate, including, without limitation, by (i) accepting any substitute payment obligation for a Receivable initially transferred to the Issuer under the Granting Clause except for actions expressly authorized by the Indenture, (ii) adding any other investment, obligation or security to the Issuer, the Trust Estate or Receivables Trust Estate or (iii) withdrawing from the Receivable Trust Estate any Receivables (except as otherwise provided in the Second Receivables Purchase Agreement and the Servicing Agreement).

(i) The Indenture Trustee shall not have any responsibility or liability for investment losses on Eligible Investments (other than as an obligor on any Eligible Investments on which the institution acting as Indenture Trustee is an obligor). The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.07 of this Indenture.

(j) Every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

(k) Without limiting the generality of this Section 6.01 and subject to the other provisions of this Indenture, the Indenture Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof or to see to the validity, perfection, continuation, or value of any lien or security interest created herein or to monitor the status of any such lien or security interest or the performance of any collateral, (ii) to see to the payment or discharge of any tax, assessment or other governmental Lien owing with respect to, assessed or levied against any part of the Issuer, (iii) to confirm, verify or review (unless expressly required by the terms of this Indenture or any other Transaction Document to which the Indenture Trustee is a party) the contents of any reports or certificates delivered to the Indenture Trustee pursuant to this Indenture or any other Transaction Document believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties, (iv) to determine whether any Receivable is an Eligible Receivable or to inspect the Trust Certificate or the Receivables at any time or ascertain or inquire as to the performance or observance of any of the Issuer’s, the Receivables Trust’s, the Seller’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of the Receivable Files under the Servicer Transaction Documents or (v) to determine when a Repurchase Event occurs.

(l) Subject to Section 6.01(d), in the event that the Registrar (if other than the Indenture Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Registrar under this Indenture, the Indenture Trustee shall be obligated as soon as practicable upon actual knowledge of a Responsible Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(m) No provision of this Indenture or any other Transaction Document shall be construed to require the Indenture Trustee to perform, or accept any responsibility for the performance of, the obligations of the Servicer hereunder or under any other Transaction Document or any Person other than itself under any Transaction Document.

(n) Subject to Section 6.05, all moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by Law or the Transaction Documents.

(o) Nothing contained herein shall be deemed to authorize the Indenture Trustee to engage in any business operations or any activities other than those set forth in this Indenture. Specifically, the Indenture Trustee shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Trust Estate or Receivables Trust Estate under this Indenture or otherwise vary the assets held by the Issuer. Similarly, the Indenture Trustee shall have no discretionary duties, provided, that the Indenture Trustee shall perform those ministerial acts set forth above necessary to accomplish the purpose of this Indenture.

(p) Notwithstanding any provision of this Indenture or any other Transaction Document to the contrary, the Indenture Trustee shall not be required to take action (including the sending of any notice) upon, or be deemed to have notice or knowledge of, any Event of Default, Servicer Default, Unmatured Event of Default, Unmatured Servicer Default or other event or information unless a Responsible Officer of the Indenture Trustee shall have received written notice thereof. In the absence of a Responsible Officer’s receipt of such notice, the Indenture Trustee shall have no duty to take any action to determine whether any such event has occurred and may conclusively assume that no such event has occurred. The Indenture Trustee shall not be deemed to have knowledge of any event or information held by or imputed to any Person other than itself in its capacity as Indenture Trustee. The availability or delivery (including pursuant to this Indenture) of reports or other documents (including news or other publicly available reports or documents) to the Indenture Trustee shall not constitute actual or constructive knowledge or notice of information contained in or determinable from those reports or documents, except for such reports or documents that this Indenture expressly requires the Indenture Trustee to review.

(q) Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage regardless of the form of action.

(r) The Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Servicer, the Administrative Agent and/or a specified percentage of Noteholders under circumstances in which such direction is required or permitted by the terms of this Indenture or any other Transaction Document.

(s) The Indenture Trustee agrees to provide the Issuer with prompt written notice of any written repurchase demand it receives with respect to the Receivables underlying the Receivables Trust Certificate and to cooperate in good faith with any reasonable written request by the Issuer for information in the possession of the Indenture Trustee which is required in order to enable the Issuer to comply with the provisions of Rule 15Ga-1 under the Exchange Act as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under the Transaction Documents to which it is a party; provided that with respect to Rule 15Ga-1, only information in its possession need be provided, and the Indenture Trustee shall not be deemed a “securitizer” under the Exchange Act.

(t) The enumeration of any discretion, permissive right, privilege or power herein or in any other Transaction Document available to the Indenture Trustee shall not be construed to be the imposition of a duty, unless and except to the extent expressly set forth herein.

(u) Wells Fargo Bank, National Association will perform its obligations hereunder through its Corporate Trust Services department.

SECTION 6.02 Notice of Event of Default.

Upon the occurrence of any Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge or has received notice thereof at the Corporate Trust Office of the Indenture Trustee, the Indenture Trustee shall transmit by mail or via ctslink.com to the Noteholders as their names and addresses appear on the Note Register and the Rating Agency (if any Rating Agency then provides a rating on the Notes), notice of such Event of Default within ten (10) Business Days after such Responsible Officer receives such notice or obtains actual knowledge.

SECTION 6.03 Certain Matters Affecting the Indenture Trustee.

Except as otherwise provided in Section 6.01 hereof:

(a) the Indenture Trustee may conclusively rely on and shall fully be protected in acting or refraining from acting in accordance with any resolution, certificate, statement, instrument, Officer’s Certificate, opinion, report, notice, request, direction, consent, order, bond, note, or other paper or document reasonably believed by it to be genuine and to have been signed or presented to it pursuant to this Indenture by the proper party or parties and shall be under no obligation to inquire as to the adequacy, accuracy or sufficiency of any such information or be under any obligation to make any calculation or verifications in respect of any such information and shall not be liable for any loss that may be occasioned thereby;

(b) before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive, at the reasonable expense of the Issuer, an Officer’s Certificate of the Issuer and/or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;

(c) as a condition to the taking, suffering or omitting of any action by it hereunder, the Indenture Trustee may consult with counsel and the advice or opinion of such counsel with respect to legal matters relating to the Indenture or the Notes shall be full and complete authorization and protection from any liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Indenture Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture, or to honor the request or direction of any of the Noteholders or any other Person pursuant to this Indenture to institute, conduct or defend any litigation hereunder in relation hereto, unless such Noteholders or such other Person (if direction by such Person is permitted or required under this Indenture or any other Transaction Document) shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided, however, that, subject to Section 6.01(d), nothing contained herein shall relieve the Indenture Trustee of the obligation, upon the receipt by a Responsible Officer of written notice of the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of care or skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

(e) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, believed by it to be genuine, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured (as determined by the Indenture Trustee in its sole discretion) to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred thereby as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request upon demand;

(f) the Indenture Trustee shall not be required to make any initial or periodic examination of any documents or records related to any of the Trust Estate or Receivables Trust Estate for the purpose of establishing the presence or absence of defects, the compliance by the Issuer with its representations and warranties or for any other purpose;

(g) the Indenture Trustee shall not be liable for the acts or omissions of any successor to the Indenture Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Indenture Trustee;

(h) the rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(i) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section;

(j) the Indenture Trustee shall not have any liability with respect to the acts or omissions of the Servicer (except and to the extent the Indenture Trustee is the Servicer), including acts or omissions in connection with the servicing, management or administration of Receivables; calculations made by the Servicer whether or not reported to the Issuer or Indenture Trustee; and deposits into or withdrawals from any accounts or funds established pursuant to the terms of this Indenture;

(k) the rights, immunities, indemnities and protections afforded to the Indenture Trustee pursuant to this Article VI shall also be afforded to any entity serving as Note Registrar;

(l) the Indenture Trustee shall not be responsible or liable in any manner whatsoever, for calculation, determination and/or verification of the allocations of Collections, determinations of monthly interest or the applications of Available Funds pursuant to this Indenture;

(m) without limiting the generality of this Section, the Indenture Trustee shall have no duty (i) to see to any recording or filing of, or for the preparation, correctness or accuracy of, any financing statement or continuation statement evidencing a security interest in the Receivables, or to see to the maintenance of any such recording or filing or to any rerecording, refiling or redepositing of any thereof, (ii) to confirm or verify the contents of any reports or certificates of the Servicer or the Issuer delivered to the Indenture Trustee pursuant to this Indenture or the other Transaction Documents believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties or (iii) to inspect the Receivables at any time or ascertain or inquire as to the performance or observance of any of the Issuer’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of books, records, files and computer records relating to the Receivables;

(n) The Indenture Trustee shall not be responsible to any Person for (i) the value, validity, effectiveness, genuineness, enforceability (other than as to the Indenture Trustee with respect to this Indenture) or sufficiency of this Indenture or any other document referred to or provided for herein or therein or, except as may otherwise be required by law, of the Trust Estate or Receivables Trust Estate `held by the Indenture Trustee hereunder, or (ii) the existence, validity, perfection, priority or enforceability of the Liens in any of the Trust Estate or Receivables Trust Estate, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder (except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Indenture Trustee), the validity of the title to the Trust Estate or Receivables Trust Estate, insuring the Trust Estate or Receivables Trust Estate or the payment of taxes, charges, assessments or Liens upon the Trust Estate or Receivables Trust Estate;

(o) Whenever the Indenture Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Indenture or any other Transaction Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Indenture or any other Transaction Document, or is, or appears to be, in conflict with any other applicable provision, or is silent or is incomplete as to the course of action to be adopted, the Indenture Trustee may give notice to the Noteholders and the Administrative Agent and request written direction therefrom, as to the course of action to be adopted and, to the extent the Indenture Trustee acts in good faith in accordance with the written direction of the Required Noteholders, the Indenture Trustee shall not be liable on account of such action. If the Indenture Trustee shall not have received appropriate written direction within thirty (30) days of such notice (or within such shorter period of time as reasonably may be specified in such notice), it may, but will be under no duty to, take or refrain from taking such action, not inconsistent with this Indenture, as it deems to be in the best interests of the Holders, and the Indenture Trustee shall not have any liability to the Issuer, the Holders or any other Person for such action or inaction;

(p) the right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(q) the Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Note Accounts created hereby or in the powers granted hereunder;

(r) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodians or nominees appointed with due care by it hereunder; provided, that the Indenture Trustee shall remain obligated and be liable to the Issuer and the Noteholders for the execution of their respective trusts and powers and performance of their respective duties hereunder without diminution of such obligations and liability by virtue of the appointment of any such agent, attorney, custodian or nominee, and to the same extent and under the same terms and conditions as if the Indenture Trustee alone were individually executing or performing such obligations; provided, however, that the Indenture Trustee shall not be liable for the execution or performance of any such obligations of the Indenture Trustee by any of the original parties (including any successors or assigns) to the Transaction Documents;

(s) the Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith;

(t) in no event shall the Indenture Trustee be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(u) each of the parties hereto hereby agrees and, as evidenced by its acceptance of any benefits hereunder, any Holder agrees that the Indenture Trustee in any capacity (x) has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications and consequences of the consummation, funding and ongoing administration of this Indenture, including, but not limited to, income, gift and estate tax issues, and the initial and ongoing selection and monitoring of financing arrangements and (y) has not made any investigation as to the accuracy of any representations, warranties or other obligations of any Person under any Transaction Document (other than the Indenture Trustee’s representations and warranties set forth in Section 6.12) and shall have no liability in connection therewith, including any liability for the enforcement thereof (except for any enforcement obligations of the Indenture Trustee expressly set forth in the Transaction Documents);

(v) without limiting any other provision of this Indenture or any other Transaction Document, the Indenture Trustee shall not be charged with any knowledge held by or imputed to any of the Noteholders, the Issuer, the Servicer or any other Person;

(w) the Indenture Trustee shall not be liable for any delays in performance for causes beyond its control, including, but not limited to, fire, flood, epidemic, unusually severe weather, strike, restriction by civil or military authority in their sovereign or contractual capacities, transportation failure, loss or malfunctions of communications or computer (software and hardware) services, power line or other utility failures or interruptions, inability to obtain labor or any other force majeure event. In the event of any such delay, performance shall be extended for so long as such period of delay;

(x) the Indenture Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(y) nothing in this Indenture or any other Transaction Document shall be deemed to obligate the Indenture Trustee to deliver any instruments, documents or any other property referred to herein or therein, unless the same or the components thereof shall have first been received by the Indenture Trustee pursuant to this Indenture; and

(z) the Indenture Trustee shall not be required to take any action hereunder or pursuant to any written instruction, direction or request delivered in accordance with the provisions hereof if the Indenture Trustee shall have been advised by counsel or it shall otherwise have reasonably determined that such action is likely to result in liability on the part of the Indenture Trustee (unless the Indenture Trustee has been sufficiently indemnified in its reasonable judgment), is contrary to the terms hereof or is otherwise contrary to law.

SECTION 6.04 Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except with respect to the Indenture Trustee and its certificate of authentication, shall not be taken as the statements of the Indenture Trustee, and the Indenture Trustee does not assume any responsibility for their correctness. The Indenture Trustee does not make any representation as to the validity or sufficiency of the Indenture, the Notes or any related document or as to the perfection or priority of any security interest therein. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds from the Notes.

SECTION 6.05 Indenture Trustee May Hold Notes.

The Indenture Trustee, the Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and subject to Section 6.11, may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not Indenture Trustee, Note Registrar or such other agent.

SECTION 6.06 Money Held in Trust.

Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds held by the Indenture Trustee in trust hereunder except to the extent required herein or required by law. The Indenture Trustee shall not be under any liability for interest on any money received by it hereunder except (i) as otherwise agreed upon in writing by the Indenture Trustee and the Issuer and (ii) as an obligor with respect to Eligible Investments on which the institution acting as Indenture Trustee is an obligor.

SECTION 6.07 Compensation, Reimbursement and Indemnification.

(a) The Indenture Trustee shall be entitled to receive as compensation for acting as Indenture Trustee and, if applicable, Note Registrar, on each Payment Date and, in accordance with the priority set forth in Section 8.06 hereof, a fee equal to one-twelfth (1/12th) of $9,000 (which compensation shall not be limited by any law on compensation of a trustee of an express trust). In addition to compensation for its services, the Issuer shall reimburse the Indenture Trustee and the Note Registrar, in each case in accordance with the priority set forth in Section 8.06 hereof, for all reasonable and documented out-of-pocket expenses incurred or made by it (including, without limitation, expenses incurred in connection with notices or other communications to the Noteholders), disbursements and advances incurred or made by the Indenture Trustee and the Note Registrar in accordance with any of the provisions of this Indenture (including, but in no way limited to, any expenses incurred pursuant to Section 5.04, Section 5.05, Section 5.06 and Section 5.07), or any of the Transaction Documents. Such expenses shall include the reasonable and documented fees and out-of-pocket expenses, disbursements and advances of any agents, any co-trustee, counsel, accountants and experts, except any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. In no event shall the Indenture Trustee or any agent of the Indenture Trustee advance any funds for the payment of principal, interest or premium on any Notes. The Issuer shall, in accordance with the priority set forth in Section 8.06, indemnify the Indenture Trustee and the Note Registrar and each of their respective officers, directors, agents and employees against any and all loss, suit, cost, claim, judgment, liability or expense (including the reasonable fees and expenses of counsel) incurred by it in connection with this Indenture and the performance of their respective duties hereunder and under the Transaction Documents, including in connection with any enforcement (including any action, claim or suit brought) by the Indenture Trustee or the Note Registrar of any indemnification or other obligation of the Issuer. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer of its obligations hereunder unless such loss, liability or expense could have been avoided with such prompt notification and then only to the extent of such loss, expense or liability which could have been so avoided. The Issuer shall defend any claim against the Indenture Trustee; provided, however, the Indenture Trustee may have separate counsel and, if it does, the Issuer shall reimburse the Indenture Trustee for payment of the reasonable and documented fees and expenses of such counsel, in accordance with the priority set forth in Section 8.06; provided, further, that the Indenture Trustee shall not be required to tender the defense to the Issuer of (i) any claims in connection with the enforcement (including any action, claim or suit brought) by the Indenture Trustee or the Note Registrar of any indemnification or other obligation of the Issuer, or (ii) any claim by the Issuer or its Affiliates that the Indenture Trustee or the Note Registrar breached its duties under this Indenture, at law, or under any applicable standard of care. The Issuer shall not agree without the Indenture Trustee’s consent to a settlement of a claim against the Indenture Trustee unless (i) such settlement includes an unconditional release of the Indenture Trustee from any liabilities arising out of such action, suit or proceeding, (ii) the sole relief under the settlement is monetary, (iii) the Issuer indemnifies the Indenture Trustee for the full amount of the settlement, and (iv) the settlement does not include any findings of fact or admissions by or regarding the Indenture Trustee. Neither the Issuer nor the Servicer shall be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence, intentional fraud or bad faith.

(b) The provisions of this Section shall survive the resignation and removal of the Indenture Trustee and the discharge, termination or assignment of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.02(a) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

(c) Notwithstanding anything herein to the contrary, the Indenture Trustee’s right to enforce any of the Issuer’s payment obligations pursuant to this Section 6.07 shall be subject to the provisions of Section 11.17(a).

SECTION 6.08 Replacement of Indenture Trustee.

(a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by giving sixty (60) days prior written notice to the Issuer. The Required Noteholders may remove the Indenture Trustee and any or all of its agents by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee by giving sixty (60) days prior written notice to the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) the Indenture Trustee shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Indenture Trustee or all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Indenture Trustee; or the Indenture Trustee shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(iii) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee, which successor shall be reasonably satisfactory to the Servicer.

(b) Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor indenture trustee as provided in this Section 6.08(b).

(i) Any successor indenture trustee appointed as provided herein shall execute, acknowledge and deliver to the Issuer, to the Servicer and to its predecessor indenture trustee, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor indenture trustee shall become effective and such successor indenture trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee herein. The predecessor indenture trustee shall deliver to the successor indenture trustee all documents or copies thereof and statements and all money and other property held by it hereunder; and the Issuer and the predecessor indenture trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor indenture trustee all such rights, powers, duties and obligations.

(ii) No successor indenture trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor indenture trustee shall be eligible under the provisions of Section 6.11.

(iii) Upon acceptance of appointment by a successor indenture trustee as provided in this Section, such successor indenture trustee shall provide notice of such succession hereunder to all Noteholders, and the Servicer shall provide such notice to the Rating Agency (if any Rating Agency then provides a rating on the Notes).

(c) If a successor Indenture Trustee does not take office within thirty (30) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Required Noteholders may, at the sole expense (including all fees, costs, and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such petition) of Issuer, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(d) If the Indenture Trustee ceases to be eligible in accordance with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e) No Indenture Trustee under this Indenture shall be liable for any action or omission of any successor indenture trustee.

SECTION 6.09 Successor Indenture Trustee by Merger.

If the Indenture Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.

If at the time such successor by merger, conversion, consolidation or transfer to the Indenture Trustee shall succeed to such position, and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor indenture trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere provided in the Notes or in this Indenture that the certificate of the Indenture Trustee shall have.

SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Receivables Trust Estate may at the time be located, in connection with any Proceeding or other enforcement action and to the extent of any conflict of interest, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Receivables Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Receivables Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or Receivables Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the written direction of the Indenture Trustee;

(ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) If necessary, any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11 Eligibility; Disqualification.

The Indenture Trustee shall at all times have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and its long-term unsecured debt shall be rated at least Baa3 by Moody’s and at least BBB- by Standard & Poor’s. The Indenture Trustee (1) shall meet the requirements of Section 26(a)(1) of the Investment Company Act, (2) shall not be an Affiliate of the Issuer, the Depositor or the initial Servicer and (3) shall not offer or provide credit or credit enhancement to the Issuer. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.08.

SECTION 6.12 Representations and Warranties of the Indenture Trustee.

The Indenture Trustee represents and warrants that:

(i) the Indenture Trustee is duly organized and validly existing under the laws of the jurisdiction of its organization;

(ii) the Indenture Trustee has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and each other Transaction Document to which it is a party;

(iii) each of this Indenture and each other Transaction Document to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms; and

(iv) the Indenture Trustee meets the eligibility requirements set forth in Section 6.11.

SECTION 6.13 Execution of Transaction Document. The Issuer hereby authorizes and directs, and by its acceptance of Notes, each Noteholder is hereby deemed to have authorized and directed, the Indenture Trustee to execute the Back-up Servicing Agreement and each other Transaction Document to which the Indenture Trustee is contemplated to be a party, in the form presented to the Indenture Trustee by the Issuer or its purported counsel.

SECTION 6.14 [Reserved].

SECTION 6.15 Rule 15Ga-1 Compliance.

(a) To the extent a Responsible Officer of the Indenture Trustee receives a demand for the repurchase of a Receivable based on a breach of a representation or warranty made by the seller of such Receivable (each, a “Demand”), the Indenture Trustee agrees (i) if such Demand is in writing, promptly to forward such Demand to the Depositor and such seller, and (ii) if such Demand is oral, to instruct the requesting party to submit such Demand in writing to the Indenture Trustee and the Depositor.

(b) In connection with the repurchase of a Receivable pursuant to a Demand, any dispute with respect to a Demand, or the withdrawal or final rejection of a Demand by a seller of such Receivable, the Indenture Trustee agrees, to the extent a Responsible Officer of the Indenture Trustee has actual knowledge thereof, promptly to notify the Depositor in writing.

(c) The Indenture Trustee will (i) notify the Depositor, as soon as practicable and in any event within five (5) Business Days of the receipt thereof and in the manner set forth in Exhibit D hereof, of all Demands and provide to the Depositor any other information in its possession reasonably requested to facilitate compliance by it with Rule 15Ga-1 under the Exchange Act, and (ii) if requested in writing by the Depositor, provide a written certification no later than fifteen (15) days following any calendar quarter or calendar year that the Indenture Trustee has not received any Demands for such period, or if Demands have been received during such period, that the Indenture Trustee has provided all the information reasonably requested under clause (i) above with respect to such demands. For purposes of this Indenture, references to any calendar quarter shall mean the related preceding calendar quarter ending in March, June, September, or December, as applicable. The Indenture Trustee has no duty or obligation to undertake any investigation or inquiry related to any repurchases of Receivables, or otherwise assume any additional duties or responsibilities, other than those express duties or responsibilities of the Indenture Trustee hereunder or under the Transaction Documents, and no such additional obligations or duties are otherwise implied by the terms of this Indenture. The Depositor has full responsibility for compliance with all related reporting requirements associated with the transaction completed by the Transaction Documents and for all interpretive issues regarding this information.

ARTICLE VII

Noteholders’ List and Reports

SECTION 7.01 Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders.

The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) Business Days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Holders of Notes as they appear on the Note Register as of the most recent Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) Business Days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished to the Indenture Trustee.

SECTION 7.02 Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names, addresses and taxpayer identification numbers of the Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 hereof upon receipt of a new list so furnished.

(b) Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.

ARTICLE VIII

Allocation and Application of Collections

SECTION 8.01 Collection of Money.

Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money and property received by it in trust for the Noteholders and shall apply it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any Transaction Document, the Indenture Trustee may, and upon the written direction of the Required Noteholders shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Event of Default under this Indenture and to proceed thereafter as provided in Article V hereof.

SECTION 8.02 Establishment of the Note Accounts.

(a) The Servicer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee and in the name of the Indenture Trustee, on behalf of the Issuer, an Eligible Deposit Account bearing a designation clearly indicating that such account is the “Collection Account” hereunder and that the funds and other property credited thereto are held for the benefit of the Noteholders (the “Collection Account”). Funds in the Collection Account shall not bear interest, except to the extent invested in Eligible Investments.

(b) The Servicer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee and in the name of the Indenture Trustee, on behalf of the Issuer, an Eligible Deposit Account bearing a designation clearly indicating that such account is the “Reserve Account” hereunder and that the funds and other property credited thereto are held for the benefit of the Noteholders (the “Reserve Account”). Amounts on deposit in the Reserve Account shall be transferred to the Collection Account (a) on any Payment Date in accordance with Section 8.03(a), and (b) upon the commencement of an Event of Default or the final distribution in accordance with Section 10.02, except to the extent invested in Eligible Investments.

(c) The Note Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Except as expressly provided in this Indenture and the Servicing Agreement, the Servicer agrees that it shall have no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Note Accounts for any amount owed to it by the Indenture Trustee, the Issuer or any Noteholder. Pursuant to the Servicing Agreement, the Servicer shall instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer’s, the Issuer’s or the Indenture Trustee’s duties hereunder and under the Servicing Agreement.

(d) Funds (other than investment earnings and amounts deposited pursuant to Section 10.02 of this Indenture) on deposit in the Note Accounts shall, at the written direction of the Servicer, be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. In the absence of any such written direction, amounts on deposit in the Note Accounts shall not be invested and the Indenture Trustee shall have no obligation or liability to pay any interest or earnings thereon. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders pursuant to Section 6.06. Funds representing Collections collected during any Collection Period shall be invested in Eligible Investments that will mature no later than the Business Day immediately prior to the Payment Date following the end of such Collection Period. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Servicer, if the Servicer determines that such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment (in each case, which the Indenture Trustee shall have no duty or obligation to confirm or verify). Funds deposited in the Note Accounts on the Business Day immediately prior to a related Payment Date are not required to be invested overnight. On each Payment

Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account that are to be distributed on such Payment Date shall be treated as “Collections” received during the related Collection Period. The Indenture Trustee shall not bear any responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section nor for the selection of Eligible Investments in accordance with the provisions of this Indenture. In addition, the Indenture Trustee shall not have any liability in respect of the losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction. Investments in any Eligible Investment are not obligations or recommendations of, or endorsed or guaranteed by, the Indenture Trustee or its Affiliates and are not insured by the Federal Deposit Insurance Corporation. The Indenture Trustee and its Affiliates may provide various services for Eligible Investments and may be paid fees for such services. The other parties hereto agree that notifications after the completion of purchases and sales of Eligible Investments shall not be provided by the Indenture Trustee hereunder, and the Indenture Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement shall be made available if no investment activity has occurred during such period.

(e) The Indenture Trustee shall only be obligated to make payments from the Note Accounts to the extent sufficient amounts are deposited therein.

(f) If, at any time, a Note Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Administrative Agent may consent and the Rating Agency Notice Requirement is satisfied (if any Rating Agency then provides a rating on the Notes)) establish a new Note Account meeting the applicable conditions specified above, transfer any money, instruments, investment property and other property to such new Note Account and from the date such new account is established, it shall be the applicable Note Account.

SECTION 8.03 Collections and Allocations.

(a) The Servicer shall apply, or shall instruct the Indenture Trustee in writing (which instruction may be included in the Monthly Servicer Report) to apply and the Indenture Trustee shall apply, all funds on deposit in the Collection Account and the Reserve Account as described in this Article VIII. The Servicer shall deposit or cause to be deposited all Collections into the Collection Account as promptly as possible after the date of receipt of such Collections, but in no event later than the second (2nd) Business Day following the date of receipt of such Collections by the Servicer, except that the Servicer may retain funds equal to the accrued and unpaid amount, if any, of the Servicing Fee and shall not be required to deposit such funds in the Collection Account.

SECTION 8.04 Rights of Noteholders.

As set forth in the Granting Clauses, the Trust Estate and Receivables Trust Estate secure the obligation of the Issuer to pay the Holders of the Notes principal and interest and the other amounts payable pursuant to this Indenture.

SECTION 8.05 Release of Trust Estate.

(a) Subject to Section 11.01, the Indenture Trustee may, and when required by the provisions of this Indenture shall, upon Issuer Order, execute instruments prepared by and at the expense of the Issuer to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) The Indenture Trustee upon Issuer Order shall authorize the Servicer to execute in the name and on behalf of the Indenture Trustee instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Receivables (and the Indenture Trustee shall execute any such documents on request of the Servicer), subject to the obligations of the Servicer under the Servicing Agreement and only to the extent necessary to permit the Servicer to carry out its servicing obligations thereunder.

(c) Upon Issuer Order, the Indenture Trustee shall, at such time as there are no Outstanding Notes or amounts owing hereunder, or concurrently with the Outstanding Notes and such other amounts being paid in full, release and transfer, without recourse, any remaining portion of the Trust Estate or Receivables Trust Estate (other than any cash held for the payment of Notes pursuant to Section 4.01 and any other amounts to be applied to make payments on the Notes) from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds and other property then credited to the Collection Account, the Reserve Account and any other account established pursuant to Section 8.02. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of an Issuer Order accompanied by an Officer’s Certificate of the Issuer and unless the Administrative Agent consents to such release, an Opinion of Counsel, to the effect that all conditions precedent to such release have been satisfied.

(d) Upon receipt in the Collection Account of the Repurchase Price with respect to any Receivable that is to be repurchased in accordance with Section 2.03(a), Section 2.04 or Section 2.10 of the Servicing Agreement, such repurchased Receivable (together with the related Receivable Agreement, all RSAs and insurance proceeds allocable thereto, and any other Sold Assets relating to such repurchased Receivable) shall automatically be released from the lien of this Indenture, without further action of any party hereto.

(e) The Indenture Trustee shall release the Receivables and related Sold Assets from the lien of this Indenture in connection with an optional redemption pursuant to Section 8.07 hereof and upon retirement of the Notes, as specified in an Issuer Order delivered in connection with such optional redemption. In addition, the Indenture Trustee shall release the Receivables and related Sold Assets subject to an optional purchase pursuant to Section 8.07(b) hereof from the lien of this Indenture upon such sale, as specified in an Issuer Order delivered in connection with such optional purchase.

SECTION 8.06 Application of Available Funds.

(a) The Indenture Trustee shall distribute on each Payment Date, based solely upon written instruction furnished to the Indenture Trustee by the Servicer (which instruction may be included in the Monthly Servicer Report), the Available Funds with respect to such Payment Date, in the following order of priority:

(i) (1) first, pro rata (based on amounts owing), (A) to the Indenture Trustee and the Note Registrar for amounts due to the Indenture Trustee or the Note Registrar pursuant to Section 6.07 hereof, (B) to the Receivables Trust Trustee for amounts due pursuant to Article VIII of the Receivables Trust Agreement, (C) to the Servicer, any expenses of the Servicer reimbursable pursuant to the Servicing Agreement, and (D) to the Back-up Servicer, if any, any expenses of the Back-up Servicer (other than Servicing Transition Costs (as such term is defined in the Back-up Servicing Agreement)) reimbursable pursuant to the Back-up Servicing Agreement, if any, that have not been paid by the Servicer; and (2) second, to the extent not duplicative with clause (1), to the Receivables Trust Trustee, the Servicer, the Back-up Servicer, if any, the Indenture Trustee and any other Person entitled thereto, pro rata (based on amounts owing), any indemnified amounts due and owing from the Issuer pursuant to any Transaction Document, in an aggregate amount for (1) and (2) above, not to exceed $200,000 during any calendar year; provided, that if an Event of Default or a Servicer Default shall have occurred and be continuing, such limitations shall not apply;

(ii) to the Back-up Servicer, if any, (x) an amount equal to the Back-up Servicing Fee for such Payment Date, plus the amount of any Back-up Servicing Fee previously due but not previously paid to the Back-up Servicer; and (y) in the event that a Servicing Transition Period has commenced, an amount equal to the Servicing Transition Costs, if any, not paid by the Servicer pursuant to the Back-up Servicing Agreement; provided, that the aggregate amount paid pursuant to this clause (ii)(y) on all Payment Dates shall not exceed $115,000;

(iii) to the Servicer, an amount equal to the Servicing Fee for such Payment Date (to the extent not retained by the Servicer pursuant to Section 8.03 hereof), plus the amount of any Servicing Fee previously due but not previously paid to the Servicer;

(iv) pro rata, (x) to the Administrative Agent for payment in accordance with the terms of the Note Purchase Agreement, the Monthly Interest, plus the amount of any Monthly Interest due on any previous Payment Date but not previously paid to the Administrative Agent, and (y) any Hedge Payment Amounts payable to the Interest Rate Hedge Counterparty;

(v) on any Payment Date when an Event of Default has not occurred that is continuing on such date, to the Reserve Account, (x) until the balance thereof equals the Required Reserve Account Amount and (y) in the event the Cap Condition is not then satisfied, until the balance thereof equals the Enhanced Required Reserve Account Amount;

(vi) pro rata, (x) to the Administrative Agent for application pursuant to the Note Purchase Agreement, (1) first, to reduce the Note Balance to the Target Class A Principal Amount, and (2) second, to reduce the Note Balance pursuant to a Note Balance Decrease of the Notes, if any, and pay, if applicable, any due and unpaid Breakage Fee, and (y) upon the termination in whole or in part of an Interest Rate Hedge Agreement where Interest Rate Hedge Counterparty is not the sole Defaulting Party or sole Affected Party (each as defined under the Interest Rate Hedge), for payment of any Hedge Breakage Costs owing to the Interest Rate Hedge Counterparty;

(vii) ratably to the Receivables Trust Trustee, the Indenture Trustee, the Note Registrar, the Servicer, the Back-up Servicer, if any, the Noteholders and the Administrative Agent, pro rata (based on amounts owing), an amount equal to the lesser of (x) fees and reasonable out of pocket expenses to the extent not paid in full pursuant to clause (a)(i)(1) above (and, in the case of the Back-up Servicer, which are reimbursable pursuant to the Back-up Servicing Agreement, if any, not paid by the Servicer) and in the case, of the Noteholders and the Administrative Agent, as applicable, any other amounts (other than principal payments on the Notes or Monthly Interest) due and owing to the Noteholders or the Administrative Agent on such Payment Date pursuant to the Note Purchase Agreement (including, but not limited to, amounts payable pursuant to Sections 2.06, 2.07 and 2.08 of the Note Purchase Agreement) and (y) all funds remaining after giving effect to the distributions in clause (i) through (vii) above;

(viii) to the Receivables Trust Trustee, the Indenture Trustee, the Note Registrar, the Servicer, the Back-up Servicer, if any, and any other Person entitled thereto, pro rata (based on amounts owing), an amount equal to the lesser of (x) any indemnified amounts due and owing from the Issuer pursuant to any Transaction Document to the extent not paid in full pursuant to clause (a)(i)(2) above and (y) all funds remaining after giving effect to the distributions in clause (i) through (viii) above;

(ix) upon the termination in whole or in part of an Interest Rate Hedge Agreement where the Interest Rate Hedge Counterparty is the sole Defaulting Party or sole Affected Party, for payment of any Hedge Breakage Costs owing to the Interest Rate Hedge counterparty; and

(x) all remaining amounts, to the Depositor, as the holder of 100% of the limited liability company interests in the Issuer.

SECTION 8.07 Optional Redemption of the Notes.

(a) The Issuer shall retire the Notes in the event that the Servicer exercises its optional purchase right pursuant to Section 6.04 of the Servicing Agreement to purchase all (but not less than all) of the Receivables Trust Certificate (whereupon the Issuer may cause the Receivables Trust to distribute all remaining Receivables to the Issuer or its designee) or the remaining Receivables held by the Receivables Trust.

(b) In accordance with a securitization, sale or other transaction, the Servicer, Sponsor or Depositor may undertake an optional purchase by it or its designee on any Business Day of all (but not less than all) of the remaining Receivables held by the Receivables Trust with at least three (3) Business Days’ notice of such redemption to the Issuer, the Receivables Trust, the Indenture Trustee, the Administrative Agent and the Noteholders. In order to exercise its purchase option set forth in this clause (b), the Servicer, the Sponsor or the Depositor, as applicable (in such capacity, the “Purchasing Party”), shall provide written notice of its exercise of such option to the Indenture Trustee, the Administrative Agent and the Receivables Trust Trustee at least three (3) Business Days prior to its exercise. Notwithstanding anything herein to the contrary, the notice requirements of this Section 8.07(b) shall be deemed satisfied to the extent waived in writing by the Administrative Agent and the Indenture Trustee (as directed by the Administrative Agent). Following receipt of such notice, the Indenture Trustee shall provide written notice to the Noteholders of such purchase by making electronically available such Purchasing Party notice on its website at www.ctslink.com. Such notice to Noteholders shall to the extent practicable be delivered not later than three (3) Business Days prior to the date on which the proceeds of such purchase shall be applied to repay Issuer Obligations. The Redeeming Party shall, by 1:30 p.m. Eastern Standard Time, on the date on which such purchase is to be made, deposit the net proceeds of such purchase with the Indenture Trustee. The Indenture Trustee shall apply such funds as Collections on the Business Day on which such funds are received in accordance with the priorities set forth in Section 8.06 hereof, pursuant to written direction of the Servicer.

(c) The aggregate redemption price for the remaining Receivables and related Sold Assets in connection with the exercise of the option described in clause (a) or clause (b) above (the “Optional Purchase Price”) will be equal to the sum of (i) the Borrowing Base Receivables Principal Balance, plus accrued and unpaid interest thereon and (ii) any fees, expenses, indemnification amounts or other reimbursements owed to the Indenture Trustee, the Receivables Trust Trustee, the Note Registrar or the Back-up Servicer, if any, and in any event must be at least equal to the amount necessary to pay all amounts owing on the Notes in full on the final Payment Date in accordance with the priorities set forth in Section 8.06.

(d) In order to exercise its purchase option set forth in clause (a) (the Servicer, the Sponsor or the Depositor, as applicable (in such capacity, the “Redeeming Party”), shall provide written notice of its exercise of such option to the Indenture Trustee, the Administrative Agent and the Receivables Trust Trustee at least thirty (30) days prior to its exercise. Following receipt of such notice, the Indenture Trustee shall provide written notice to the Noteholders of the final payment on the Notes by delivering the Redeeming Party’s written notice to the Indenture Trustee regarding such purchase. Such notice to Noteholders shall to the extent practicable be delivered not later than ten (10) Business Days prior to the final Payment Date on which such purchase option shall be exercised. Such notice from the Indenture Trustee to Noteholders shall specify that payment of the principal amount and any interest due with respect to such Notes at the final Payment Date will be payable only upon presentation and surrender of such Notes and shall specify the place where such Notes may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after any such final Payment Date, provided that the Redeeming Party shall have deposited the Optional Purchase Price (or portion thereof) as required under the following sentence. In addition, the Redeeming Party shall, on or before the proposed Payment Date on which such purchase or redemption is to be made, deposit the Optional Purchase Price (less the amount of any funds then on deposit in the Collection Account and the Reserve Account) with the Indenture Trustee. In accordance with written direction delivered to the Indenture Trustee at least five (5) Business Days prior to the final Payment Date, subject to Section 8.7(e), the Indenture Trustee shall apply such funds to make payments of all amounts owing to the transaction parties pursuant to the Transaction Documents by no later than 2:00 New York City time on the final Payment Date and make final payments of principal and interest on the Notes in accordance with such direction, which shall reflect the priorities set forth in Section 8.06 hereof, and this Indenture shall be discharged.

(e) In connection with such payments and redemption made on such final Payment Date this Indenture, except with respect to the rights and immunities of the Indenture Trustee hereunder, including the rights of the Indenture Trustee under Section 6.07, shall be discharged and cease to be of further effect when:

(i) all Notes theretofore authenticated and delivered (other than any Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.05) have been delivered to the Indenture Trustee for cancellation;

(ii) the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes (to the extent not theretofore delivered to the Indenture Trustee for cancellation);

(iii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to the Notes and with respect to the Indenture Trustee; and

(iv) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate of the Issuer meeting the applicable requirements of Section 11.01 and stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.08 Determination of Monthly Interest.

The amount of Monthly Interest distributable from the Collection Account and the Reserve Account with respect to the Notes on any Payment Date shall be an amount determined by the Administrative Agent as provided in the Note Purchase Agreement.

SECTION 8.09 Distributions and Payments to Noteholders.

(a) Payments shall be made to, and reports shall be provided to, Noteholders as expressly set forth herein and in the Servicing Agreement. The identity of the Noteholders with respect to distributions and reports shall be determined as of the immediately preceding Record Date.

(b) Subject to the provisions of Section 5.05 hereof, on each Payment Date, the Indenture Trustee, in accordance with the Monthly Servicer Report and Section 8.06, shall pay to each Noteholder of record on the related Record Date (other than as provided in Section 10.02 hereof) or to such other Person as may be specified in Section 8.06, such amounts held by the Indenture Trustee that are allocated and available on such Payment Date to pay amounts payable to the Noteholders or such other Person pursuant to Section 8.06.

(c) Except as provided in Section 10.02 hereof with respect to a final distribution, distributions to Noteholders hereunder shall be made by wire transfer of same day funds to the account that has been designated by the applicable Noteholders not less than five (5) Business Days prior to such Payment Date.

SECTION 8.10 Reports and Statements to Noteholders.

(a) Not later than the second Business Day preceding each Payment Date on which Notes are Outstanding, the Servicer shall deliver to the Indenture Trustee, and the Indenture Trustee shall make available electronically to the Issuer, the Back-up Servicer, the Administrative Agent and the Noteholders, a Monthly Servicer Report, substantially in the form of Exhibit A to the Servicing Agreement prepared by the Servicer, among other things, the following information:

(i) the amount of Collections received during the related Collection Period;

(ii) the amount of Available Funds on the related Payment Date;

(iii) the amount of Collections constituting (A) Recoveries, (B) RSA proceeds, credit insurance and sales tax refunds and (C) other Finance Charges received during the related Collection Period;

(iv) the amount of principal payable to the Notes;

(v) the amount of Indenture Trustee, Receivables Trust Trustee and Back-up Servicer fees and expenses, and Owner’s Yield for each Owner, respectively;

(vi) the amount of the Servicing Fee for such Payment Date;

(vii) the total amount to be distributed to Noteholders on such Payment Date;

(viii) the outstanding principal balance of the Notes as of the end of the day on the Payment Date;

(ix) the aggregate Outstanding Receivables Balance that became Defaulted Receivables during the related Collection Period;

(x) the Aggregate Investor Net Loss Amount for the related Collection Period; and

(xi) the aggregate Outstanding Receivables Balance of Receivables that were 1-30 days, 31-60 days, 61-90 days, 91-120 days, 121-150 days, 151-180 days and more than 180 days delinquent, respectively, as of the end of the related Collection Period.

On or before each Payment Date, to the extent the Servicer provides such information to the Indenture Trustee at least one (1) Business Day prior to such Payment Date, the Indenture Trustee will make available the Monthly Servicer Report via the Indenture Trustee’s Internet website and, at the written direction of the Issuer, such other information regarding the Notes and/or the Receivables Trust Estate as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee; provided, however, the Indenture Trustee shall have no obligation to provide such information described in this Section 8.10 until it has received the requisite information from the Issuer or the Servicer. The Indenture Trustee will make no representations or warranties as to the accuracy or completeness of such documents or information and will assume no responsibility therefor.

(b) The Indenture Trustee’s internet website shall be initially located at “www.CTSLink.com” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders and the Rating Agency. In connection with providing access to the Indenture Trustee’s Internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for information disseminated in accordance with this Indenture. In addition, the Indenture Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by the Servicer.

(c) On or before March 31 of each calendar year, beginning with calendar year 2018, the Indenture Trustee, shall, upon written request, furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Noteholder, a report prepared by the Servicer containing the information which is required to be contained in the Monthly Servicer Report delivered pursuant to paragraph (a) above aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with other information the Servicer determines is required to be provided by an issuer of indebtedness under the Internal Revenue Code. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect. Notwithstanding the foregoing, the Indenture Trustee shall only be obligated to distribute to any such Person any such information or statements to the extent received by the Trustee from the Servicer.

ARTICLE IX

Supplemental Indentures

SECTION 9.01 Supplemental Indentures.

(a) The Issuer, the Servicer and the Indenture Trustee, when authorized by an Issuer Order, may, with the consent of the Administrative Agent (which consent shall be deemed to be given on behalf of all the Noteholders) and with prior notice to the Rating Agency (if any Rating Agency then provides a rating on the Notes, as evidenced by an Officer’s Certificate delivered by the Issuer to the Indenture Trustee), enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that, unless waived by the Administrative Agent, the Issuer shall have delivered to the Administrative Agent and the Indenture Trustee a Tax Opinion, dated the date of any such action, addressing such action.

(b) Notwithstanding the foregoing or any other provision of this Indenture or any other Transaction Document to the contrary, the Administrative Agent may, on behalf of all Noteholders, waive any default by the Issuer or the Servicer in the performance of its obligations hereunder and its consequences, except (i) the failure to make any distributions required to be made to Noteholders or to make any required deposits of any amounts to be so distributed (which such default may only be waived by 100% of the affected Noteholders), or (ii) with respect to any right of, or obligations owed to, the Indenture Trustee in its individual capacity. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Written notice of any such waiver shall be delivered to the Indenture Trustee, together with a certificate under which the Issuer or the Servicer certifies that such waiver is permitted by and not prohibited by this Indenture or any other Transaction Document. The Indenture Trustee shall be entitled to rely conclusively and exclusively on such certificate, and shall be protected in so relying, with not duty to make any determination or investigation with respect thereto.

(c) The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

SECTION 9.02 Execution of Supplemental Indentures.

In executing any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee, at the expense of the Issuer, shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Officer’s Certificate of the Issuer and, if any Noteholder did not consent to such supplemental indenture, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied.

The Indenture Trustee may, but shall not be obligated to, enter into any supplemental indenture that affects its (as such or in its individual capacity) own rights, duties, liabilities, benefits, protections, privileges or immunities under this Indenture or otherwise.

All reasonable fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred in connection with any amendment, modification, waiver or supplement to this Indenture shall be payable by the Issuer.

SECTION 9.03 Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Servicer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and the terms and conditions of any such supplemental indenture shall be deemed to be a part of this Indenture for any and all purposes.

SECTION 9.04 Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Issuer or the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the Outstanding Notes.

SECTION 9.05 Modification of Obligations of Receivables Trust Trustee.

Notwithstanding anything in this Article IX to the contrary, no amendment may be made to this Indenture that would adversely affect the rights, indemnities, immunities, liabilities or duties of the Receivables Trust Trustee without the written consent of the Receivables Trust Trustee.

ARTICLE X

Termination

SECTION 10.01 Termination of Indenture.

The respective obligations and responsibilities of the Issuer, the Servicer and the Indenture Trustee created hereby (other than those which by their terms survive) shall terminate upon payment in full of all Outstanding Notes and the satisfaction in full of all other obligations of the Issuer, the Servicer and the Indenture Trustee pursuant to this Indenture.

SECTION 10.02 Final Distribution.

(a) The Servicer shall give the Indenture Trustee at least thirty (30) days’ prior written notice of the Payment Date with respect to which the Noteholders may surrender their Notes for payment of the final distribution on and cancellation of such Notes. Such notice to the Indenture Trustee shall be accompanied by an Officer’s Certificate of the Servicer setting forth the information specified in Section 3.09 covering the period during the then-current calendar year through the date of such notice. To the extent practicable, not later than ten (10) Business Days prior to such final Payment Date, the Indenture Trustee shall provide notice to Noteholders specifying (i) the Payment Date upon which final payment of the Notes will be made upon presentation and surrender of such Notes at the office or offices therein designated, (ii) the amount of any such final payment, to be made in accordance with Section 8.06, and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee shall give such notice to the Note Registrar (if other than the Indenture Trustee) at the time such notice is given to Noteholders.

(b) Notwithstanding a final distribution to the Noteholders (or the termination of the Issuer), except as otherwise provided in this paragraph (b), all funds on deposit in the Collection Account and the Reserve Account on the final Payment Date, shall continue to be held in trust for the benefit of such Noteholders and the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes in accordance with the written direction of the Servicer given pursuant to Section 8.06. In the event that all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from the Indenture Trustee described in paragraph (a) above, the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one (1) year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes pursuant to and as described in Section 3.03. Subject to applicable escheat laws, the Indenture Trustee shall pay to the Issuer any monies held by it for the payment of principal or interest that remains unclaimed for two (2) years pursuant to and as described in Section 3.03. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

(c) Any time prior to the Note Initial Increase Date, the Issuer, with the written consent of the Administrative Agent, may terminate this Indenture by Issuer Order to the Indenture Trustee with instructions providing for such termination.

ARTICLE XI

Miscellaneous

SECTION 11.01 Compliance Certificates.

Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Every certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

SECTION 11.02 Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Authorized Officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Sponsor, or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Sponsor, or the Issuer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.03 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing and satisfying any requisite percentages as to minimum number or Dollar value of aggregate unpaid principal amount represented by such Noteholders; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.03.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee or successor thereof) of every Note issued upon the registration thereof, in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 11.04 Notices, Etc. Any request, demand, authorization, direction, notice, consent, waiver, or Act of Noteholders or other communication provided for or permitted by the Indenture shall be in writing, if made upon, given or furnished to, or filed with:

(a) the Indenture Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to a Responsible Officer, by hand, facsimile transmission, electronic communication (including e-mail), courier, overnight delivery service, certified mail (return receipt requested and postage prepaid), or by other means acceptable to the Indenture Trustee to or with the Indenture Trustee at its Corporate Trust Office; or

(b) the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to a Responsible Officer, by hand, facsimile transmission, electronic communication (including e-mail), courier, overnight delivery service, certified mail (return receipt requested and postage prepaid) or by other means acceptable to the Issuer, to the Issuer addressed to it at Conn’s Receivables Warehouse, LLC, 4055 Technology Forest Blvd., Suite 210, The Woodlands, TX, 77381, Attention: Mark Prior, Email: mark.prior@conns.com, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.

The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee. Notwithstanding any provisions of this Indenture to the contrary, the Indenture Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.

SECTION 11.05 Notices to Noteholders; Waiver.

Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided), if in writing (including e-mail and facsimile communication) and either mailed by first-class mail postage prepaid or national overnight courier service or sent via electronic mail or facsimile to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given, neither the failure to deliver such notice, nor any defect in any notice so delivered, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders and any notice which is delivered in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of regular mail service, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agency, such notice is applicable solely if any Rating Agency then provides a rating on the Notes and failure to give such notice at any time shall not affect any other rights or obligations created hereunder and shall not under any circumstances constitute a Servicer Default or an Event of Default.

SECTION 11.06 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.07 Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and the Servicer shall bind their respective successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors and assigns. Notwithstanding the foregoing, no party hereto may assign its rights or obligations under this Indenture without the prior written consent of each other party hereto.

SECTION 11.08 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.09 Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, the Receivables Trust Trustee, the Noteholders, and their respective successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Receivables Trust Trustee is a third-party beneficiary to this Indenture and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

SECTION 11.10 Legal Holidays.

In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due.

SECTION 11.11 Governing Law; Jurisdiction; Jury Trial.

(a) THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ANY OF THEIR PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

(c) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, OR RELATING TO AN INCIDENT TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS INDENTURE OR THE OTHER TRANSACTION DOCUMENTS.

(d) The Indenture Trustee hereby agrees with the Issuer that (i) each of the Note Accounts is a securities account maintained at the Indenture Trustee as “securities intermediary” within the meaning of Section 8-102(14) of the UCC, (ii) each item of property (whether investment property, financial asset, security, cash or instrument) credited to any Note Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC, (iii) the Indenture Trustee is the “entitlement holder” within the meaning of Section 8-102(8) of the UCC with respect to each Note Account and the Indenture Trustee, in its capacity as securities intermediary, shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to the Note Accounts, (iv) the Indenture Trustee, in its capacity as securities intermediary, shall comply with entitlement orders originated by the Indenture Trustee with respect to each of the Note Accounts without the further consent of any other Person, (v) except as otherwise expressly provided in this Indenture, the Indenture Trustee, in its capacity as securities intermediary, shall not agree to comply with entitlement orders or instructions directing the disposition of funds with respect to the Note Accounts originated by any Person other than the Indenture Trustee, (vi) the Indenture Trustee, solely in its capacity as securities intermediary, waives any Lien on any property credited to any Note Account, (vii) the Indenture Trustee, in its capacity as securities intermediary, has and at all times will maintain each of the Note Account at an office within the United States of America and agrees that the State of New York shall be deemed to be the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) and, if applicable, “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC), with respect to the Note Accounts, and (viii) (x) as permitted by Article 4 of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto agree that the law in force in the State of New York shall govern each of the issues specified in Article 2(1) of the Hague Convention (y) any other account agreement agreements, if any, governing the Note Accounts is hereby amended to include clause (x), and (z) it will not modify the law applicable to such issues hereunder or (as long as the Indenture is in effect) under any such other account agreements, without the prior written consent of the Issuer and the Primary Note Purchaser. The provisions of the immediately preceding sentence shall amend any account agreement governing the Note Accounts. The rights, protections, benefits, immunities and indemnities afforded to the Indenture Trustee under this Indenture shall be afforded to the Indenture Trustee as securities intermediary, mutatis mutandis.

SECTION 11.12 Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Indenture by facsimile or in .pdf or similar electronic format shall be effective as delivery of a manually executed counterpart of this Indenture.

SECTION 11.13 Recording of Indenture.

If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which shall be counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 11.14 [Reserved].

SECTION 11.15 Trust Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Receivables Trust Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Receivables Trust Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Receivables Trust or the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Receivables Trust Trustee in their individual capacities, any holder of a beneficial interest in the Issuer, the Receivables Trust, the Receivables Trust Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Receivables Trust Trustee in their individual capacities.

SECTION 11.16 Limitation of Liability of Receivables Trust Trustee.

It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Receivables Trust Trustee of the Receivables Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Receivables Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association, but is made and intended for the purpose of binding only the Receivables Trust, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Wilmington Trust, National Association, has made no investigation as to the accuracy or completeness of any representations or warranties made by the Receivables Trust in this Indenture and (v) under no circumstances shall Wilmington Trust, National Association, be personally liable for the payment of any indebtedness or expenses of the Receivables Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Receivables Trust under this Indenture or any other related documents.

SECTION 11.17 No Bankruptcy Petition; Disclaimer and Subordination.

(a) Notwithstanding any prior termination of this Indenture, to the fullest extent permitted by law, each of the Servicer, the Indenture Trustee and each Noteholder and the holders of the Trust Certificates (by acceptance of the applicable Notes or Trust Certificates, as applicable) agrees that it shall not, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after that date on which the Notes (and, in the case of the Depositor, any indebtedness under any other Permitted ABS Transaction) are no longer Outstanding, file, commence, join, or acquiesce in a petition or proceeding, or cause any of the Depositor, the Receivables Trust or the Issuer to file, commence, join, or acquiesce in a petition or proceeding, that causes (i) any of the Depositor, the Issuer or the Receivables Trust to be a debtor under any Debtor Relief Law or (ii) a trustee, conservator, receiver, liquidator, or similar official to be appointed for any of the Depositor, the Issuer or the Receivables Trust or any substantial part of its property. The parties hereto agree that the obligations under this Section 11.17 shall survive termination of this Indenture.

(b) The provisions of this Section 11.17 shall be for the third party benefit of those entitled to rely thereon and shall survive the resignation or removal of any party to this Indenture and the termination of this Indenture.

SECTION 11.18 Tax Matters; Administration of Transfer Restrictions.

(a) Notwithstanding anything to the contrary herein, each of the Servicer and the Indenture Trustee shall be entitled to withhold any amount in respect of a Note that it determines in its sole discretion is required to be withheld pursuant to Sections 1441-1446 of the Internal Revenue Code or FATCA and such amount shall be deemed to have been paid for all purposes of this Indenture. The Issuer hereby agrees to fully indemnify the Indenture Trustee for any penalties (and interest thereon), fees, costs, damages or other liabilities imposed on the Indenture Trustee by any Governmental Authority arising from the Indenture Trustee’s failure to collect or report any Noteholder tax information, or to withhold or deduct any withholding tax; provided, that indemnification shall not be required with respect to penalties, fees, costs, damages or other liabilities imposed on the Indenture Trustee arising from the Indenture Trustee’s own willful misconduct, negligence or bad faith in failing to collect or report any Noteholder tax information, or to withhold or deduct any withholding tax.

(b) Each Noteholder agrees that it will comply with its obligations under Section 2.08(b) and 2.08(c) of the Note Purchase Agreement (a copy of which the Indenture Trustee acknowledges it has received) and will provide to the Indenture Trustee copies of any forms or information required to be delivered thereunder. Each Noteholder agrees to provide to the Servicer and the Indenture Trustee like additional subsequent duly completed forms (subject to like consent) satisfactory to the Servicer and the Indenture Trustee on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered by it, and to provide such extensions or renewals as may be reasonably requested by the Servicer or the Indenture Trustee. Each Noteholder certifies, represents and warrants that as of the date of this

Indenture, or in the case of a Noteholder which is an assignee as of the date of such assignment, that it is entitled (x) to receive payments under this Indenture without deduction or withholding (other than pursuant to Section 1446 of the Internal Revenue Code, if applicable) of any United States federal income taxes and (y) to an exemption from United States backup withholding tax. Each Noteholder represents and warrants that it shall pay any taxes imposed on such Noteholder attributable to its interest in the Notes.

(c) The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture with respect to any transfer of any interest in any Note (including any transfers between or among Holders) other than to require delivery of such certificates as are expressly required by, and to do so if and when expressly required by, this Indenture, and to examine the same to determine material compliance as to form with the express requirements hereof.

SECTION 11.19 Limited Recourse. No recourse under or with respect to any obligation, covenant or agreement of the Issuer as contained in this Indenture or any of the other Transaction Documents or any other agreement, instrument or document to which the Issuer is a party shall be had against any incorporator, stockholder, affiliate, officer, employee or director of the Issuer by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that the agreements of the Issuer contained in this Indenture and all other agreements, instruments and documents entered into pursuant hereto or in connection herewith are, in each case, solely corporate obligations of the Issuer. Notwithstanding any provisions contained in this Indenture to the contrary, the Issuer shall not, and shall not be obligated to, pay any fees, costs, indemnified amounts or expenses due pursuant to this Indenture other than in accordance with the order of priorities set forth in Section 8.06 of this Indenture. Any amount which the Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended from time to time) against or obligation of the Issuer for any such insufficiency unless and until funds are available for the payment of such amounts as aforesaid. The parties hereto agree that the provisions under this Section 11.19 shall survive the resignation or removal of any such party to this Indenture and the termination of this Indenture.

SECTION 11.20 Effectiveness of this Indenture. Notwithstanding anything to the contrary herein, the Granting Clauses and the representations, warranties, covenants and other obligations of the Issuer and Receivables Trust under this Indenture shall become effective on August 8, 2017.

SECTION 11.21 Patriot Act. The parties hereto acknowledge that in accordance with requirements established under the USA PATRIOT Act and its implementing regulations (collectively, the “Patriot Act”), the Indenture Trustee, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information in its possession as the Indenture Trustee may request from time to time in order to comply with any applicable requirements of the Patriot Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Issuer, the Servicer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

CONN’S RECEIVABLES WAREHOUSE, LLC, as Issuer

By:	/s/ Melissa Allen
Name: Melissa Allen
Title: Director

CONN APPLIANCES, INC., as Servicer

By:	/s/ Mark L. Prior
Name: Mark L. Prior
Title: Vice President and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Kristen Puttin
Name: Kristen Puttin
Title: Vice President

Indenture Signature Page

Solely with respect to the Granting Clauses:

CONN’S RECEIVABLES WAREHOUSE TRUST, as Receivables Trust

By: Wilmington Trust, National Association, not in its individual capacity but solely as Receivables Trust Trustee

By:	/s/ Drew Davis
Name:	Drew Davis
Title:	Vice President

Indenture Signature Page

Solely with respect to Section 5.07:

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Michael Eaton
Name: Michael Eaton
Title: Associate

By:	/s/ Patrick Duggan
Name: Patrick Duggan
Title: Associate

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Michael Eaton
Name: Michael Eaton
Title: Associate

By:	/s/ Patrick Duggan
Name: Patrick Duggan
Title: Associate

Indenture Signature Page

EXHIBIT A

FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY UNITED STATES STATE SECURITIES OR “BLUE SKY” LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, AS A MATTER OF U.S. LAW, MAY NOT BE OFFERED OR SOLD IN VIOLATION OF THE SECURITIES ACT OR SUCH OTHER LAWS. THIS NOTE, AND ANY BENEFICIAL INTEREST HEREIN, MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND $1,000 INCREMENTS IN EXCESS THEREOF. THE HOLDER HEREOF, BY PURCHASING OR ACCEPTING THIS NOTE, IS HEREBY DEEMED TO HAVE AGREED FOR THE BENEFIT OF THE ISSUER AND THE INITIAL PURCHASERS THAT IT WILL RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, AS A MATTER OF U.S. LAW, ONLY TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT (“RULE 144A”) (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IN ACCORDANCE WITH ANY UNITED STATES STATE SECURITIES OR “BLUE SKY” LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION.

EACH NOTEHOLDER OR BENEFICIAL OWNER, BY ACCEPTANCE OF THIS NOTE, OR, IN THE CASE OF A BENEFICIAL OWNER, A BENEFICIAL INTEREST IN THIS NOTE, WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT AND IS NOT ACTING ON BEHALF OF, OR USING THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “INTERNAL REVENUE CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE, (C) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY (WITHIN THE MEANING OF DEPARTMENT OF LABOR REGULATION 29 C.F.R. 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) OR (D) ANY GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN THAT IS SUBJECT TO ANY NON-U.S., FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE (“SIMILAR LAW”) OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE ASSETS OF ANY SUCH PLAN OR (II) ITS ACQUISITION, CONTINUED HOLDING, AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION OR VIOLATION OF ANY SIMILAR LAW.

THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES UNDERTAKEN OR REPRESENTED BY THE HOLDER, FOR RESALES AND OTHER TRANSFERS OF THIS NOTE, TO REFLECT ANY CHANGE IN, OR TO MAKE USE OF OTHER, APPLICABLE LAWS OR REGULATIONS (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY BENEFICIAL OWNER OF ANY INTEREST THEREIN SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF OR THEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS NOTE AND ANY NOTES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON) AND AGREES TO TRANSFER THIS NOTE ONLY IN ACCORDANCE WITH SUCH RELATED DOCUMENTATION AS SO AMENDED OR SUPPLEMENTED AND IN ACCORDANCE WITH APPLICABLE LAW IN EFFECT AT THE DATE OF SUCH TRANSFER.

THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS NOTE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE DIFFERENT FROM THE INITIAL PRINCIPAL AMOUNT SHOWN BELOW. ANYONE ACQUIRING THIS NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE BY INQUIRY OF THE INDENTURE TRUSTEE. ON THE DATE OF THE INITIAL ISSUANCE OF THIS NOTE, THE INDENTURE TRUSTEE IS WELLS FARGO BANK, NATIONAL ASSOCIATION.

THIS NOTE IS NOT AN OBLIGATION OF, AND IS NOT INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY, CONN APPLIANCES, INC., CONN’S INC., CONN CREDIT I, L.P., THE INDENTURE TRUSTEE, ANY TRUSTEE OR ANY AFFILIATE OF ANY OF THE FOREGOING.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH OWNER OF A BENEFICIAL INTEREST HEREIN, AGREES TO TREAT THE NOTES AS INDEBTEDNESS FOR APPLICABLE UNITED STATES FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

Registered	[Initial Principal Amount:][up to] $____________

No. R-__

CONN’S RECEIVABLES WAREHOUSE, LLC,

CLASS A NOTE

CONN’S RECEIVABLES WAREHOUSE, LLC (herein referred to as the “Issuer”), a Delaware limited liability company, for value received, hereby promises to pay to [        ], or registered assigns, subject to the following provisions, the principal sum set forth above, or such lesser amount, as determined in accordance with the Indenture (referred to herein), on the Maturity Date, except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note on each Payment Date as determined pursuant to the Note Purchase Agreement until the principal amount of this Note is paid, subject to certain limitations in the Indenture. Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Note Initial Increase Date to but excluding such Payment Date. Interest will be computed as provided in the Indenture. Principal of this Note will be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note will not be entitled to any benefit under the Indenture or be valid for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

CONN’S RECEIVABLES WAREHOUSE, LLC, as Issuer

By:
Name:
Title:

Dated: [            ] [        ], 20[        ]

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series described therein and referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By:
Name:
Title:

CONN’S RECEIVABLES WAREHOUSE, LLC,

CLASS A NOTE

This Note is one of a duly authorized issue of Notes of the Issuer, designated as the CONN’S RECEIVABLES WAREHOUSE, LLC, Class A Notes (the “Notes”), issued under the Indenture dated as of February 24, 2017, among Conn’s Receivables Warehouse, LLC, as issuer (the “Issuer”), Conn Appliances, Inc., in its capacity as servicer (the “Servicer”) Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), Conn’s Receivables Warehouse Trust, as receivables trust (the “Receivables Trust”) and Credit Suisse AG, New York Branch, as administrative agent (the “Administrative Agent”), as amended by the Omnibus Amendment, dated as of August 8, 2017 (the “Omnibus Amendment”), among the Issuer, the Servicer, the Servicer, Conn Appliances, Inc., in its capacity as sponsor (the “Sponsor”), the Seller, the Indenture Trustee, the Receivables Trust, Conn Appliances Funding, LLC as the depositor, (the “Depositor”), the Administrative Agent and the Primary Note Purchaser (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) and representing the right to receive certain payments from the Issuer. The Notes are subject to all of the terms, provisions and conditions of the Indenture, as it may be amended, supplemented or modified from time to time. All terms used in this Note that are defined in Schedule II to the Servicing Agreement, dated as of February 24, 2017, among the Servicer, the Receivables Trust, the Indenture Trustee and the Issuer, as amended by the Omnibus Amendment (as amended, restated, supplemented or otherwise modified from time to time, the “Definitions Schedule”) have the meanings assigned to them therein or pursuant thereto, as applicable. In the event of any conflict or inconsistency between the Definitions Schedule and this Note, the Definitions Schedule controls.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under this Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

The Note Balance on any date of determination will be an amount equal to (a) the initial Note Balance minus (b) the aggregate amount of principal payments made to the Holders of Notes and which have not been rescinded on or before such date plus (c) the aggregate principal amount of all Note Balance Increases on or before such date. Payments of principal of the Notes will be made in accordance with the provisions of, and subject to the limitations in, the Indenture.

On each Payment Date, the Indenture Trustee will distribute to each Noteholder of record on the related Record Date (except for the final distribution in respect of this Note) such Noteholder’s pro rata share of the amounts held by the Indenture Trustee that are allocated and available on such Payment Date to pay interest and principal on the Notes pursuant to the

Indenture. Except as provided in the Indenture with respect to a final distribution, distributions to the Noteholders shall be made (i) on the due date thereof, to an account designated by the holder of this Note, in United States dollars and in immediately available funds and (ii) without presentation or surrender of any Note or the making of any notation thereon. Final payment of this Note will be made only upon presentation and surrender of this Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Noteholders in accordance with the Indenture.

Upon the exercise by the Servicer of the option to purchase the remaining Receivables and related Sold Assets of the Issuer pursuant to the Transaction Documents, the Issuer will retire the Notes and redeem the Notes from the proceeds of such purchase.

This Note does not represent an obligation of, or an interest in, the Depositor, Conn Appliances, Inc. or any Affiliate of any of them (other than the Issuer) and is not insured or guaranteed by any governmental agency or instrumentality or any other Person.

Each Noteholder, by accepting a Note, and each beneficial owner of such Note hereby covenants and agrees that it will not at any time institute against the Issuer, the Receivables Trust or the Depositor, or join in instituting against the Issuer, the Receivables Trust or the Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

The Issuer, the Depositor, the Indenture Trustee and any agent of the Issuer, Depositor or the Indenture Trustee will treat the person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuer, the Depositor, the Indenture Trustee or any agent of the Issuer, Depositor or the Indenture Trustee will be affected by notice to the contrary.

BY ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE AGREES TO THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE AND HEREIN.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name and address of assignee) the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                      , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:            1

Signature Guaranteed:

[1]	The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

RULE 15Ga-1 INFORMATION

Reporting Period:

☐	Check here if nothing to report.

Asset Class	Shelf	Series Name	CIK	Originator	Receivable No.	Servicer Receivable No.	Outstand- ing Principal Balance	Repurchase Type	Indicate Repurchase Activity During the Reporting Period by Checkmark or by Date Reference (as applicable)
									Subject to Demand	Repurchased or Replaced	Repurchase Pending	Demand in Dispute	Demand Withdrawn	Demand Rejected

Terms and Definitions:

NOTE: Any date included on this report is subject to the descriptions below. Dates referenced on this report for this Transaction where the Servicer is not the Repurchase Enforcer (as defined below), availability of such information may be dependent upon information received from other parties.

References to “Repurchaser” shall mean the party obligated under the Transaction Documents to repurchase Receivables. References to “Repurchase Enforcer” shall mean the party obligated under the Transaction Documents to enforce the obligations of any Repurchaser.

Outstanding Principal Balance: For purposes of this report, the Outstanding Principal Balance of a Receivable in this Transaction equals the remaining outstanding principal balance of the Receivable reflected on the distribution or payment reports at the end of the related reporting period, or if the Receivable has been liquidated prior to the end of the related reporting period, the final outstanding principal balance of the Receivable reflected on the distribution or payment reports prior to liquidation.

D-1

Subject to Demand: The date when a demand for repurchase is identified and coded by the Servicer or Indenture Trustee as a repurchase related request.

Repurchased or Replaced: The date when a Receivable is repurchased or replaced. To the extent such date is unavailable, the date upon which the Servicer or Indenture Trustee obtained actual knowledge a Receivable has been repurchased or replaced.

Repurchase Pending: A Receivable is identified as “Repurchase Pending” when a demand notice is sent by the Indenture Trustee, as Repurchase Enforcer, to the Repurchaser. A Receivable remains in this category until (i) a Receivable has been Repurchased, (ii) a request is determined to be a “Demand in Dispute,” (iii) a request is determined to be a “Demand Withdrawn,” or (iv) a request is determined to be a “Demand Rejected.”

With respect to the Servicer only, a Receivable is identified as “Repurchase Pending” on the date (y) the Servicer sends notice of any request for repurchase to the related Repurchase Enforcer, or (z) the Servicer receives notice of a repurchase request but determines it is not required to take further action regarding such request pursuant to its obligations under the applicable Transaction Documents. The Receivable will remain in this category until the Servicer receives actual knowledge from the related Repurchase Enforcer, Repurchaser, or other party, that the repurchase request should be changed to “Demand in Dispute”, “Demand Withdrawn”, “Demand Rejected”, or “Repurchased.”

Demand in Dispute: Occurs (i) when a response is received from the Repurchaser which refutes a repurchase request, or (ii) upon the expiration of any applicable cure period.

Demand Withdrawn: The date when a previously submitted repurchase request is withdrawn by the original requesting party. To the extent such date is not available, the date when the Servicer or the Indenture Trustee receives actual knowledge of any such withdrawal.

Demand Rejected: The date when the Indenture Trustee, as Repurchase Enforcer, has determined that it will no longer pursue enforcement of a previously submitted repurchase request. To the extent such date is not otherwise available, the date when the Servicer receives actual knowledge from the Indenture Trustee, as Repurchase Enforcer that it has determined not to pursue a repurchase request.

D-2

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants, and covenants to the Indenture Trustee as follows on the Note Initial Increase Date:

General

1.	This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

2.	The Receivables constitute “tangible chattel paper”, “electronic chattel paper”, “accounts,” “instruments” or “general intangibles” within the meaning of the UCC.

3.	Each Note Account constitutes either a “deposit account” or a “securities account” within the meaning of the UCC.

Creation

4.	Immediately prior to the sale, transfer, assignment and conveyance of the Receivables by the Depositor to the Receivables Trust, the Depositor owned and had good and marketable title to such Receivables free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivables to the Receivables Trust, the Receivables Trust will have good and marketable title to such Receivables free and clear of any Lien other than Permitted Liens.

Perfection

5.	The Issuer has caused or will have caused, within ten (10) days after the Note Initial Increase Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Indenture Trustee hereunder, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”.

6.	With respect to the Note Accounts that constitute deposit accounts, either:

(i) the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in such Note Accounts without further consent by the Issuer; or

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(ii) the Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of such Note Accounts.

7.	With respect to the Note Accounts that constitute securities accounts or securities entitlements, either:

(i) the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to such Note Accounts without further consent by the Issuer; or

(ii) the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in each of such Note Accounts.

Priority

8.	The Issuer has not authorized the filing of, or is not aware of, any financing statements against the Issuer or the Receivables Trust that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by the 2016-A Seller to the Depositor under the First Receivables Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Depositor to the Receivables Trust under the Second Receivables Purchase Agreement, (iii) relating to the security interests granted to the Indenture Trustee hereunder, or (iv) that has been terminated.

9.	The Issuer is not aware of any material judgment, ERISA or tax lien filings against the Issuer.

10.

The Seller or the Servicer or an Affiliate of the Servicer (which, in the case of an Affiliate of the Servicer, is a Person to whom the Servicer has delegated its duties or with whom the Servicer has entered into a subservicing arrangement in accordance with Section 2.01(b) of the Servicing Agreement and, in any case, is a Person who has agreed to hold such original in trust for the Depositor (or its assigns)) has in its possession all original copies of the instruments and tangible chattel paper that constitute or evidence the Receivables sold by the 2016-A Seller to the Depositor. None of the instruments, electronic chattel paper or tangible chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Depositor, the Receivables Trust or the Indenture Trustee. None of the Depositor, the 2016-A Seller or a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any Receivable Agreement that constitutes or evidences such Receivable to any Person other than the Servicer or an Affiliate of the Servicer (which, in the case of an Affiliate of the Servicer, is a Person to whom the Servicer has delegated its duties or with whom the Servicer has entered into a subservicing arrangement in accordance with Section 2.01(b) of the Servicing Agreement and, in any case, is a Person who has agreed to hold such “authoritative copy” in trust for the Depositor (or its assigns)).

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11.	No Note Account that constitutes a securities account or securities entitlement is in the name of any person other than the Indenture Trustee. The Issuer has not consented to the securities intermediary of any such Note Account to comply with entitlement orders of any person other than the Indenture Trustee.

12.	No Note Account that constitutes a deposit account is in the name of any person other than the Indenture Trustee. The Issuer has not consented to the bank maintaining such Note Account to comply with instructions of any person other than the Indenture Trustee.

Survival of Perfection Representations

13.	Notwithstanding any other provision of this Indenture or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.

No Waiver

14.	The parties to the Indenture shall provide each Rating Agency (if any Rating Agency the provides a rating on the Notes) with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Notice Requirement (if any Rating Agency the provides a rating on the Notes), waive a breach of any of such perfection representations, warranties or covenants.

Issuer to Maintain Perfection and Priority

15.	The Issuer covenants that, in order to evidence the interests of the Indenture Trustee under this Indenture, the Issuer shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority interest, the Indenture Trustee’s security interest in the Receivables. The Issuer shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s security interest in the Receivables as a first-priority interest.

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